                                                                   EXHIBIT 10.10

                               SUBLEASE AGREEMENT
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THIS SUBLEASE AGREEMENT (this "Sublease") is made and entered into this 22nd of
January, 1998, by and between PSINet, Inc., a New York corporation (the "Sublessee") and Unisys Corporation, a Delaware corporation, (the "Sublessor").

WHEREAS, by lease dated March 29, 1990 (the "Lease"), Sublessor leased from JBG Real Estate Associates XVI, Inc., successor to UMT Reston, Inc. (the "Lessor") certain premises consisting of the Land, Improvements, fixtures and other interests related to approximately two hundred fifty-seven thousand eight hundred ninety-two (257,892) rentable square feet contained in two (2) buildings (the "Buildings") located at 12010 Sunrise Valley Drive, Fairfax County, Reston, Virginia (collectively, the "Premises"); and

WHEREAS, Sublessor has agreed to sublease a portion of the Premises, consisting of forty-eight thousand four hundred eighty-two (48,482) rentable square feet on the 1st Floor ("Space A") in the Phase I building (the "Building") as depicted on Exhibit "A1" (the "Subleased Premises") to Sublessee on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the rents, covenants, agreements, stipulations and provisions contained herein to be paid, kept and performed by both Sublessee and Sublessor, the parties do hereby agree as follows:

1.   TERM:  Sublessor does hereby demise and sublease the Subleased Premises to
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     Sublessee and Sublessee does hereby sublease the Subleased Premises from
     Sublessor for a period of eighty-six (86) months commencing on the 1st day of February, 1998 (the "Commencement Date") and ending on the 31st day of March, 2005 (the "Expiration Date") unless sooner terminated pursuant to any provision hereof (the "Term").

2.   USE: The Subleased Premises shall be used for Sublessee's of fice use, data
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     center, computer integration/staging, equipment storage and customer presentations, and for no other use whatsoever.

3.   RENT: Sublessee covenants and agrees to pay to Sublessor, without deduction
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     or set off, minimum rental for the Term (the "Base Rent") as set forth on
     Exhibit C attached hereto. In the event any payment of Base Rent or Additional Rent (as defined below) is not paid within five (5) business days following the date due, Sublessee shall pay to Sublessor, upon demand, a late charge equal to five cents for each dollar overdue.

4.   SECURITY DEPOSIT: Concurrently with the execution hereof, Sublessee shall
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     deliver to Sublessor an acceptable unconditional, irrevocable letter of credit in the amount of One Hundred Fifty-Three Thousand Five Hundred Twenty-Six and 33/ 100 Dollars ($153,526.33) issued by a bank acceptable to Sublessor and having an expiration date of no earlier than sixty (60) days of following the end of the Term, as the same may be extended (the "Security Deposit") to ensure the timely and faithful performance of each of the terms and conditions hereof by Sublessee. Sublessor shall hold the Security Deposit and shall have the right, but not the obligation, to use the same to cure any default by Sublessee hereunder or to repair any damage to the Subleased Premises caused by Sublessee, its employees, agents or invitees. In the event the original letter of credit expires prior to the expiration of the Term, Sublessee shall provide Sublessor with a replacement letter of credit at least sixty (60) days prior to its expiration. In the
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     event (i) Sublessee notifies Sublessor at least sixty (60) days prior to the expiration of any letter of credit that Sublessee does not intend to replace such letter of credit, or (ii) Sublessee does not notify Sublessor and does not provide Sublessor with a replacement letter of credit as required in this Paragraph 4, Sublessor may, at Sublessor's sole option, convert any existing letter of credit into a cash deposit in the full amount thereof and Sublessor shall have the right to commingle said funds with other funds of Sublessor. In the absence of any default or damage to the Subleased Premises, Sublessor shall repay any such cash deposit, without interest, to Sublessee within sixty (60) days following the end of the Term, as the same may be extended. In the event Sublessor applies the Security Deposit or any portion thereof in accordance with this Paragraph 4, Sublessee shall be obligated immediately to restore the Security Deposit to its original amount.

5.   TIME AND PLACE OF PAYMENT: All payments of Base and Additional Rent
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     (collectively, the "Rent") shall be made, in advance, without notice, on the first (1st) day of each month during the Term, payable to the order of "UNISYS CORPORATION" and addressed to Unisys Corporation, P.O. Box 5585, Bismarck, North Dakota 585025585 ATTN: Lease Administration or to such other person or at such other place as Sublessor may from time to time designate in writing.

6.   OPERATING EXPENSE AND REAL PROPERTY TAX REIMBURSEMENT AND METHOD OF
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     PAYMENT: On and after the Commencement Date, Sublessee shall be obligated
     -------
     to reimburse Sublessor for Sublessee's Proportionate Share of the Building or Premises (as defined below) of any rent escalation assessed by Sublessor under the terms of this Sublease, including, without limitation, escalations with respect to real property taxes and operating expenses. Rent escalation amounts and all other sums, except Base Rent, which Sublessee is obligated to pay to Sublessor hereunder are collectively "Additional Rent". For purposes of calculating Operating Expenses, where an operating expense is incurred by Sublessor solely for the Building, Operating Expenses hereunder shall be calculated for the Building. Where an operating expense is incurred by Sublessor for the Premises, which applies to any part of the Premises used in common other than solely attributable to the Building, or which applies to all or part of the Premises for which the portion allocable to the Building cannot be reasonably determined, Operating Expenses shall be calculated for the Premises.

     For purposes of calculating Additional Rent, Sublessor and Sublessee acknowledge and agree that "Sublessee's Proportionate Share of the Building shall be 44.3%, which percentage is equal to a fraction, the numerator of which is forty-eight thousand four hundred eighty-two (48,482) rentable square feet in the Subleased Premises, and the denominator of which is one hundred nine thousand four hundred seventy-three (109,473) rentable square feet in the Building. Sublessor and Sublessee also acknowledge and agree that "Sublessee's Proportionate Share of the Premises" shall be 18.8%, which percentage is equal to a fraction, the numerator of which is forty-eight thousand four hundred eighty-two (48,482) rentable square feet in the Subleased Premises, and the denominator of which is two hundred fifty-seven thousand eight hundred ninety-two (257,892) rentable square feet in the Premises.

     "Additional Rent" shall include Sublessee's Proportionate Share of increases in Operating Expenses (as that term is hereinafter defined) for each calendar year during the Term of this Sublease above Sublessor's Operating Expenses for calendar year

     1998. Sublessor and Sublessee acknowledge and agree that Sublessor shall charge Sublessee for increases in Operating Expenses based on either Sublessee's Proportionate Share of the Building or Sublessee's Proportionate Share of the Premises, as appropriate.

     As used herein, the term "Operating Expenses" shall mean the expenses that are reasonable, actual, necessary, out-of-pocket, obtained at competitive prices paid or incurred by Sublessor during the Term that are directly attributable to the operation, maintenance and repair of the Premises which are incurred during the calendar year or portion thereof, in accordance with sound property management principles and which shall be determined in accordance with generally accepted accounting principles consistently applied. Operating Expenses based on Sublessee's Proportionate Share of the Building or the Premises, as the case may be, shall mean:

     (a) Wages, salaries and fringe benefits of all employees and third parties to the extent actually engaged (though not necessarily physically located on the Premises) in the operation, maintenance, administration and/or security of the Building or the Premises, including, without limitation, employer's share of FICA and any other taxes which may be levied on such wages and salaries;

     (b) All janitorial and office supplies and materials used in the operation and maintenance of the Building or the Premises;

     (c) Cost of all maintenance and service agreements on equipment throughout the Building or the Premises, including, without limitation, window cleaning, elevator maintenance, fire protection systems maintenance and heating, ventilating and air-conditioning maintenance;

     (d)  Taxes for the Building or the Premises;

     (e) Charges for the usage of gas, common use electricity (HVAC electricity and common area electricity) and other fuels and utilities consumed or used by Sublessor in the operation and maintenance of the Building or the Premises;

     (f) Expenses of maintenance and repair of exterior areas of the Buildings, including, but not limited to, all exteriors of the Buildings, parking lot and roadway repair and resurfacing;

     (g) Expenses of maintenance of common areas of the Building or the Premises;

     (h) Other reasonable expenses incurred and paid to fulfill Sublessor's maintenance and repair obligations at the Building or the Premises under the Lease; and

     (i)  Insurance premiums for the Building or the Premises.

     Anything to the contrary herein notwithstanding, Operating Expenses shall
     (i) not include (without limitation) submetered electricity pursuant to Paragraph 11 herein or any other tenant electric; leasing commissions and all other costs, disbursements and expenses incurred for leasing, renovating or improving space for tenants; costs for improving, renovating or painting tenant space; depreciation or amortization of the Building; costs incurred because of tenant violations of a lease; overhead and profit paid to subsidiaries or affiliates of Sublessor for management or other services to the extent they exceed competitive costs for such services; services and utilities to the extent they are provided exclusively for a tenant and the cost is reimbursed by that tenant; interest on debt or amortization payments on mortgages, deeds of trust or other debt; repairs or work needed because of fire, windstorm or other insurable casualty; costs, fines or penalties incurred because Sublessor has violated any governmental rule or authority; costs for tests, surveys, cleanup, containment, removal, abatement, or other similar activities to remove hazardous substances (including, without limitation, asbestos-containing materials) from the Premises unless such hazardous substances are in or on the Premises because of Sublessee's negligence or willfil misconduct, but
     (ii) shall include costs of a capital nature (including, without limitation, capital repairs, capital improvements, capital equipment and capital tools) as determined under generally accepted accounting principles consistently applied, but only the annual amortization of such costs over their respective useful lives with a reasonable salvage value on a straight-line basis, and with respect to capital improvements only those improvements required by any changes in applicable laws, rules or regulations of any governmental authorities enacted after the Commencement Date.

     No less than thirty (30) days prior to January 1st of each calendar year, Sublessor shall furnish to Sublessee a statement setting forth in reasonable detail, the projected Operating Expenses for the subsequent twelve (12) month period. Sublessee shall pay to Sublessor in twelve (12) monthly installments its share of increases in the projected Operating Expenses on the first day of each calendar month during the Term commencing January 1, 1999. Within ninety (90) days after the end of each calendar year of the Term, Sublessor shall furnish to Sublessee a statement setting forth in reasonable detail the actual Operating Expenses for the prior calendar year. Within thirty (30) days following the delivery of such statement to Sublessee, either (i) Sublessee shall pay to Sublessor its share of the amount by which the actual Operating Expenses for said calendar year exceeded the projected Operating Expenses for said calendar year or (ii) Sublessor shall pay to Sublessee the amount by which Sublessee's payments toward increases in the projected Operating Expenses for said calendar year exceeded Sublessee's share of increases in the actual Operating Expenses for said calendar year.

     Sublessor's failure to timely render a statement with respect to the Operating Expenses for any calendar year shall not prejudice Sublessor's right to thereafter render a statement with respect thereto (provided that Sublessor renders such statement within one (1) year of the subject twelve
     (12) month period) or with respect to any other calendar year. Sublessee shall have the right to request supportive documentation from Sublessor within ninety (90) days of Sublessee's receipt of the statement from Sublessor, and if an error is found, Sublessor shall apply a credit against Sublessee's next Rent payment due hereunder.

     Additional Rent for any partial calendar year during the Term shall be prorated based upon a 365-day year to reflect the portion of said calendar year during which this Sublease was in full force and effect. Sublessee's obligation with respect to the payment of Base Rent and Additional Rent due for the Term of this Sublease shall survive the expiration or earlier termination of this Sublease.

     As used herein, the Term "Taxes" shall mean all real property taxes, and currently due assessments, levies and other charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever (but not including taxes on the net income of Sublessor or Lessor), which shall or may be during the Term assessed, levied, charged, confirmed or imposed upon or become payable out of or become a lien on the Premises and the reasonable expense and advice concerning the potential contesting of (to the extent that such contest reduces tax expense) the amount, or validity of any such taxes, charges or assessments (including, without limitation, attorneys' fees and costs).

     Anything to the contrary herein notwithstanding, "Taxes" shall not include income taxes, personal property taxes, franchise taxes, gift taxes, transfer taxes, excise taxes, taxes on capital stock, estate taxes, successor or inheritance taxes or any penalties, fines or interest for the late payment of Taxes.

7.   BUSINESS PRIVILEGE TAXES. BUSINESS USE TAXES AND OCCUPANCY TAXES: Sublessee
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     agrees to pay any revenue tax or charge, occupancy tax, business privilege tax, business use tax or any other tax that may be levied against the Subleased Premises or Sublessee's use or occupancy thereof during the Term.

8.   RIGHT OF ENTRY: Following the date of this Sublease and prior to the
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     Commencement Date, Sublessee shall have access to the Subleased Premises, upon reasonable prior notice to Sublessor, for the purpose of evaluating what alterations, repairs or improvements are needed to modify the Subleased Premises for its use. Sublessee may not commence any such alteration, repair or improvement until Sublessor and Lessor shall have consented thereto pursuant to Paragraph 10 and Lessor shall have consented to this Sublease. Sublessee's access to the Subleased Premises prior to the Commencement Date shall be subject to all of the terms and conditions of this Sublease, except for the payment of Rent. Sublessee hereby agrees to indemnify and hold harmless Sublessor and Lessor from any and all liability, claims, demands, expenses, damages and judgments arising as a result of Sublessee's access to the Subleased Premises pursuant to this Paragraph 8.

9.   ACCEPTANCE AND SURRENDER OF SUBLEASED PREMISES: Sublessee agrees to accept
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     the Subleased Premises in its present "as is" condition at the date of this
     Sublease, it being both parties intent that Sublessee shall bear the full cost and expense of modifying or renovating the Subleased Premises for its use. Provided Sublessee is not in default hereunder, Sublessor agrees to provide Sublessee with an annual tenant improvement allowance in the amount of Twenty-Four Thousand Two Hundred Forty and 96/100 Dollars ($24,240.96) during the initial Term which shall be applied as a waiver toward Base
     Rent. Provided Sublessee is not in default under any terms and conditions of this Sublease, commencing March 15, 1998 Sublessor agrees to waive payment of Two Thousand Twenty and 08/100 Dollars ($2,020.08) of monthly Base Rent due in each and every month of the initial Term. If at any time during the initial Term Sublessee shall be in default beyond any applicable cure period in the observance and performance of any other terms, covenants and conditions of this Sublease on Sublessee's part to be observed and performed, then the total sum of the Base Rent so conditionally excused by operation of the foregoing provision of this Paragraph 9 may at Sublessor's sole option become immediately due and payable by Sublessee to Sublessor. Until said default is cured, Sublessor shall revoke all future waived monthly amounts.

     Notwithstanding the foregoing, Sublessor shall, at Sublessor's sole cost and expense, on or before February 15, 1998, complete the alterations and improvements required to demise the Subleased Premises from the remainder of the Building (the 4Sublessor's Work"). In addition, Sublessor shall be responsible to (i) provide barrier free access in accordance with the Americans with Disabilities Act ("ADA.) to all common areas of the Building and to two (2) of the four (4) sets of rest rooms in the Subleased Premises, and (ii) add fire alarm strobe lights in the Subleased Premises. Sublessor will solely bear the cost to submeter electric utility usage to the Subleased Premises while Sublessee will solely bear the cost to make any other improvements to the Subleased Premises, including any other required improvements under the ADA during the Term hereof. Notwithstanding the foregoing, Sublessee shall, at Sublessee's sole cost and expense, secure all necessary occupancy permits and certificates as may be required for Sublessee's occupancy and shall promptly provide copies to Sublessor prior to occupancy.

     Sublessor and Sublessee agree to reasonably coordinate Sublessee's occupancy of the Subleased Premises so that any permits required to be obtained by Sublessor for Sublessor's Work do not delay the Commencement Date and Sublessee's occupancy does not violate any jurisdictional code. Prior to the Commencement Date, Sublessor shall perform any required maintenance on the supplemental free-standing cooling units in the Subleased Premises and deliver same in good working order to Sublessee.

     Sublessee shall, at the end of the Term or upon sooner termination of this Sublease pursuant to the terms hereof, promptly surrender the Subleased Premises in good order and condition and in conformity with the applicable provisions of this Sublease and the Lease, excepting only reasonable wear and tear.

10.  ALTERATIONS AND MODIFICATIONS: Sublessee agrees to obtain Sublessor's and
     -----------------------------
     Lessor's (if required under the Lease) prior written approval of alterations, modifications, repairs or renovations made to the Subleased Premises. Sublessor agrees that it shall promptly review plans and drawings submitted and that it will not unreasonably delay or deny approval with respect to non-structural alterations. Notwithstanding the foregoing, Sublessor's consent to such alterations shall be subject to Lessor's consent thereto if required. Any alterations, modifications or renovations of or to the Subleased Premises shall be limited to partition changes (nonbearing walls), electrical, mechanical and plumbing alterations, telephone relocations, and decorating. The structural integrity of the Building shall not be disturbed in any way. Sublessee shall provide Sublessor with partial releases of liens commencing with receipt of the second progress payment and a final release of liens upon completion of any alterations or modifications to the Subleased Premises executed by all contractors or subcontractors who performed such alterations or modifications. In addition, Sublessee agrees that all work performed upon the Subleased Premises shall be done in a good and workmanlike manner and shall be in accordance with all applicable law. All alterations, modifications and renovations, upon completion of construction thereof, shall become part of the Subleased Premises and the property of Sublessor without payment therefore by Sublessor and shall be surrendered to Sublessor at the end of the Term or upon sooner termination of this Sublease pursuant to the terms hereof; provided, however, that, if requested by Sublessor at the time Sublessor grants its approval therefor, Sublessee shall, at Sublessee's sole cost and expense, remove all such alterations, modifications and renovations, or any part or parts thereof specified by Sublessor, from the Subleased Premises and shall repair all damage caused by such installation and removal.

     Notwithstanding anything to the contrary contained in this Paragraph 10, Sublessee will secure Sublessor's approval for all work performed by Sublessee to the Subleased Premises, including but not limited to, design/space planning specifications, architectural and construction specifications and contracts, and contractors and subcontractors performing work in the Subleased Premises. Sublessee shall be responsible to reimburse Sublessor for the reasonable hourly cost of Sublessor's architect to review all Sublessee's plans and specifications in conjunction with Sublessor's consent thereto. Notwithstanding the foregoing, Sublessor's consent shall create no liability or responsibility of any kind on the part of Sublessor for the completeness, design sufficiency, or compliance with any laws, ordinances, directions, codes, regulations or requirements of governmental agencies or authorities as related to Sublessee's drawings, specifications or work. Sublessee shall have the responsibility, at Sublessee's sole cost and expense, for obtaining all approvals and permits from the governmental authorities having jurisdiction over the Subleased Premises for the construction of all alterations and related improvements in the Subleased Premises. Prior to commencing construction of any alterations, Sublessee shall be responsible for (a) obtaining builder's risk and all other insurance as required, naming Sublessor and Lessor as additional insureds, and (b) indemnifying and holding harmless both Sublessor and Lessor and their respective agents, representatives and employees from and against all liability, claims, demands, expenses, damages and judgments arising from property damage or injury to third parties (including wrongful death) during the construction of any alterations unless due to the gross negligence or willful misconduct of Sublessor or Lessor or their respective agents, representatives or employees. Said insurance and indemnity shall be in full force and effect for the period beginning with the commencement of construction and ending on the completion of construction. During such period, the risk of loss for damage to the alterations occurring because of fire or any other casualty relating to Sublessee's work on the Subleased Premises shall be absolutely borne by Sublessee, except to the extent caused by the gross negligence or willful misconduct of Sublessor, its agents, employees or contractors.

     Sublessee shall cause the Subleased Premises and all related improvements to be constructed free of any mechanic's or materialmans' lien, claim or charge and shall indemnify Sublessor and Lessor absolutely against any and all such liability that may arise after the Commencement Date on account of the construction, improvements and alterations for which Sublessee is responsible. Sublessee shall cause the general contractor and subcontractor to file lien waivers and releases as work commences and progresses in accordance with procedures and practices in the Commonwealth of Virginia

     Sublessee shall, and shall cause all general contractors and subcontractors performing alterations in the Subleased Premises, at all times to use its and their reasonable efforts to conduct its and their activities in a manner which will not interfere with either Sublessor's use of the Building or its business thereon, or Sublessor's use of the Premises or its business therein. Sublessee shall be responsible for the removal of debris and cleaning of space during the construction of any alterations.

11.  REPAIRS/MAINTENANCE/UTILITIES: With the exception of Sublessee's personal
     -----------------------------
     property and equipment (desks, chairs, systems furniture and telephones) in the Subleased Premises and services relating thereto, and subject to Sublessee's obligation to pay Base Rent and Additional Rent, Sublessor shall at all times, as an

     Operating Expense subject to Paragraph 6 hereof, maintain in good order, condition and repair the Subleased Premises and every part thereof and all fixtures and improvements therein and thereon, through regular inspections and servicing, and make replacements to such equipment, systems and building components as reasonably necessary throughout the Term, including, without limitation, (i) all plumbing and sewage facilities; (ii) all windows, doors, entrances and plate glass; (iii) all electrical facilities and all equipment including all lighting fixtures, lamps, bulbs and tubes, fans, vents, exhaust equipment and systems; (iv) all fire extinguisher equipment; (v) the landscaping; (vi) the parking areas; (vii) the exterior, floors and roof of the Building; (viii) all HVAC equipment which serves the Subleased Premises; and (vix) janitorial services to the Building as outlined in Exhibit "D" attached hereto. Sublessor shall also remove all debris (including, without limitation, snow and ice) from all sidewalks, curbs, parking areas and roadways located upon or adjacent to the Subleased Premises. Notwithstanding the foregoing, Sublessee shall be obligated to pay Sublessor as Additional Rent for all janitorial services provided in Space B, if any.

     Sublessee shall, throughout the Term, at its sole cost and expense, keep the Subleased Premises clean, keep waste and drain pipes open and generally keep the Subleased Premises and the improvements now or hereafter comprising all or any part of the Subleased Premises and the fixtures and appurtenances thereto in good order, repair and condition normal wear and tear only excepted. In addition, Sublessee shall, at its sole cost and expense, promptly repair all damage or injury to the Subleased Premises, making replacements, if necessary, caused by (a) the negligence or willful misconduct of Sublessee or its employees, agents, invitees, licensees, subtenants or contractors; (b) the act of moving in or out of the Subleased Premises; and/or (c) the installation and/or removal of any furniture, fixtures or other property.

     Electricity to the Subleased Premises for Sublessee's equipment and lighting shall be separately metered and usage invoiced monthly to Sublessee as Additional Rent, provided, however, that electricity payments shall be made in arrears based on metered use. Such usage shall be invoiced monthly to Sublessee at the metered rate (without any additional charges added thereon) as Additional Rent beginning on the Commencement Date. Sublessee shall pay the charges for such utility services directly to Sublessor within thirty (30) days of receipt of Sublessor's invoice. In the event Sublessee fails to pay its charges for electricity when due, Sublessor shall have the right thereafter to require Sublessee to pay to Sublessor one-twelfth (1/12th) of the estimated annual electricity costs concurrently with the payment of each monthly payment of Base Rent due hereunder. In the event Sublessor exercises its right to require the payment of electricity charges each month on an estimated basis, promptly upon receipt of actual electricity cost figures for the calendar year, Sublessor shall, in the case of any overpayment by Sublessee, credit such overpayment to the next installment(s) of Base Rent payable hereunder. In the case of any underpayments by Sublessee, Sublessee shall pay such sums to Sublessor within thirty (30) days of receipt of an invoice from Sublessor setting forth the amount due.

12.  LEASE CONTROLLING: Except as herein provided and to the extent any
     -----------------
     provisions of the Lease apply solely to Lessor and to Sublessor as both Lessee and Seller thereunder, Sublessee agrees to comply with all of the terms and conditions set forth in the Lease (a copy of which is attached hereto as Exhibit "B" and made a part hereof) as are to be performed by Sublessor as Lessee thereunder. All of the terms and conditions of the Lease shall apply in the same manner to Sublessee as they are expressed therein to apply to Sublessor as Lessee thereunder except Sections 2.3, 5,

     8.3,9.1 (as it relates to Lessee's obligation to rebuild), 16, 37, 42, 43, 44,45.4, 45.5 and 48 of the Lease and as modified or deleted pursuant to the terms of this Sublease. Notwithstanding the foregoing, in the event of any conflict between any of the provisions of this Sublease and any of the provisions of the Lease, the provisions of this Sublease shall be controlling.

13.  LEASE IN EFFECT: Sublessor warrants and represents, to the best of
     ---------------
     Sublessor's knowledge, information and belief, that the Lease is subsisting and is in full force and effect, Sublessor is not in default thereunder, and all rents, additional rents and charges due thereunder are and will be paid.

14.  SUBLETTING OR ASSIGNMENT: Sublessee covenants that it will not assign its
     ------------------------
     interest in this Sublease, in whole or in part, or permit the subletting of the Subleased Premises or any part thereof without the prior written consent of Lessor and Sublessor, which consent of Sublessor shall not be unreasonably withheld or delayed. In the event of any permitted assignment or subletting at a rental rate in excess of that being charged to Sublessee hereunder, Sublessee shall pay to Sublessor, as collected, fifty percent (50%) of such excess rents, less the actual reasonable out-of-pocket costs of Sublessee in making such sublease for (a) customary brokerage fees, attorneys' fees, and advertising costs, (b) improvement and alteration costs to prepare the premises for such sublease, not to exceed prevailing market terms, and (c) the amortized cost of any special fixtures or the cost of any extra services which Sublessee is providing to such sublessee. Notwithstanding the foregoing, Sublessee shall have the right to sublease or assign all or a portion of the Subleased Premises to an affiliate or subsidiary of Sublessee without Sublessor's consent, provided that Sublessee provides Sublessor prior written notice thereof and Sublessee furnishes Sublessor with a copy of any such sublease or assignment within thirty (30) days of such sublease or assignment.

15.  INSURANCE AND INDEMNITY: Sublessee agrees to indemnify and hold harmless
     -----------------------
     both Sublessor and Lessor from and against c 11 liability, claims, demands, expenses, damages and judgments arising from property damage or injury to third parties (including wrongful death) upon the Subleased Premises during the Term or any extension thereof, unless due to the gross negligence or willful misconduct of Sublessor. Sublessee agrees, at its own cost and expense, to keep the Subleased Premises insured under a public liability policy against claims for property damage and personal injury to third parties (including wrongful death). Such insurance shall be combined single limit policy in an amount not less than $3,000,000 per occurrence. Upon execution of this Sublease by Sublessee and at least thirty (30) days prior to the expiration date of such policies, Sublessee shall furnish to Lessor and Sublessor a certificate or certificates of insurance confirming that the required insurance is in full force and effect with all premiums paid current. Sublessee further agrees to indemnify and hold harmless Sublessor and Lessor from all liability arising out of the filing of any mechanic's or materialman's lien against the Subleased Premises by reason of any act or omission of Sublessee. Sublessor and Sublessee agree to waive any and all right of recovery against the other for each and every insured property loss under the terms of any policy or related policies hereto.

16.  PERSONAL PROPERTY: Sublessee agrees to assume full responsibility for its
     -----------------
     personal property located at the Subleased Premises, and to indemnify and hold harmless Sublessor and Lessor against damage sustained by fire, theft or other casualty loss. Sublessee is hereby advised that Sublessor does not maintain for the benefit of

     Sublessee, nor shall Sublessor at any time hereafter maintain for the benefit of Sublessee, any insurance upon Sublessee's personal property, fixtures, furnishings and equipment, business interruption, sprinkler leakage or glass breakage. Sublessee shall, at its own cost and expense, procure all such insurance as Sublessee shall desire for its own benefit.

17.  NOTICES: All notices required shall be given by registered or certified
     -------
     mail, postage prepaid, return receipt requested. Notice to the Sublessee shall be addressed to:

     - PSINet, Inc. 510 Huntmar Park Drive
     - Herndon, VA 20170
     - Attn: Real Estate Department

     Notice to Sublessor shall be addressed to:

     - Unisys Corporation
     - P.O. Box 500
     - Blue Bell, PA 19424
     - ATTN: Real Estate Lease Administration

     All notices shall be deemed received upon receipt or refusal.

18.  HOLD OVER: Notwithstanding any provision of law or any judicial decision to
     ---------
     the contrary, no notice shall be required to terminate the Term on the date herein specified as the end of the term, and the Term shall expire on the date herein mentioned without notice being required from either party. In the event that Sublessee remains beyond the expiration date of the Term, it is the intention of the parties and it is hereby agreed that a tenancy at sufferance shall arise at a monthly rent equal to one hundred fifty percent ( 150%) the monthly Minimum Rent in effect at the expiration of the Term plus any amounts charged against Sublessor as Lessee under the Lease for holdover rent or penalty. It is further agreed that Sublessee shall indemnify and hold harmless Sublessor from and against any and all liability, claims, demands, expenses, damages and judgments incurred by Sublessor as a result of Sublessee's retaining possession.

19.  SUBLESSEE DEFAULT: The occurrence of any one or more of the following
     -----------------
     events shall constitute a default under this Sublease by Sublessee:

     a    The abandonment of the Subleased Premises by Sublessee.

     b. The failure by Sublessee to make any payment of Minimum Rent, Additional Rent or any other payment required to be made by Sublessee hereunder on the date due where such failure continues for five (5) days after Sublessor's written notice thereof.

     c. The failure by Sublessee to observe or perform any of the covenants, conditions or provisions of this Sublease other than as described in the immediately preceding paragraph and/or the failure by Sublessee to observe or perform any of the covenants, conditions or provisions of the Lease to which Sublessee has agreed to be bound pursuant to the terms of this Sublease, where such failure shall continue for a period of fifteen ( 15) days after written notice thereof from Sublessor to Sublessee, provided, however, that if the nature of Sublessee's default is such that more than fifteen (15) days are reasonably required for its cure, then Sublessee shall not be deemed to be in default if Sublessee commences such cure with said fifteen ( 15) day period and thereafter diligently prosecutes such cure.

     d. The making by Sublessee of any general arrangement or assignment for the benefit of creditors; Sublessee becomes a "debtor" as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Sublessee, the same be dismissed within sixty
          (60) days); the appointment of a trustee or receiver to take possession of all or substantially all of Sublessee's assets or of Sublessee's interest in this Sublease, where possession is not restored to Sublessee within thirty (30) days; or the attachment, execution or other judicial seizure of all or substantially all of Sublessee's assets or of Sublessee's interest in this Sublease, where such seizure is not discharged within thirty (30) days.

     In the event of the failure by Sublessor, after thirty (30) days prior written notice thereof, to perform any of the provisions, covenants, agreements or conditions of this Sublease on its part to be performed, Sublessee may, in addition to any remedies available to it at law or in equity, perform the same for and on behalf of Sublessor, the cost of which performance, upon the proper payment thereof, shall be paid to Sublessee by Sublessor.

20.  REMEDIES: In the event of any such default by Sublessee, Sublessor may at
     --------
     any time thereafter, without limiting Sublessor in the exercise of any right or remedy which Sublessor may have by reason of such default or breach:

     a. Terminate Sublessee's right to possession of the Subleased Premises by any lawful means, in which case this Sublease shall terminate and Sublessee shall immediately surrender possession of the Subleased Premises to Sublessor. In such event, Sublessor shall be entitled to recover from Sublessee all damages permitted to be recovered by a landlord pursuant to the laws of the jurisdiction where the Subleased Premises are located, together with all damages incurred by Sublessor by reason of Sublessee's default, including, but not limited to, the cost of recovering possession of the Subleased Premises, reasonable attorneys fees, and any real estate commission actually paid.

     b. Maintain Sublessee's right to possession in which case this Sublease shall continue in effect whether or not Sublessee shall have vacated or abandoned the Subleased Premises. In such event, Sublessor shall be entitled to enforce all of Sublessor's rights and remedies under this Sublease, under the laws of the jurisdiction where the Subleased Premises are located at law and equity, including the right to recover the Minimum Rent, Additional Rent, and all other sums due hereunder as the same become due.

     c. Declare the entire balance of Minimum Rent, Additional Rent and all other sums payable hereunder during the remaining Term of this Sublease to be immediately due, payable and in arrears as if by the terms and provisions of this Sublease said balance of Minimum Rent, Additional Rent and other sums were on that date payable in advance on a present value basis. Any such acceleration by Sublessor shall not constitute a waiver of any right or remedy of Sublessor.

     d. Pursue any other remedy now or hereafter available to Sublessor under the laws of the jurisdiction where the Subleased Premises are located or in equity.

     e.   Pursue any remedy enforceable by Lessor under the Lease.

     To the extent not prohibited by law, all remedies available to Sublessor hereunder shall be cumulative and concurrent. No waiver or delay in enforcement by Sublessor of any breach of Sublessee's obligations hereunder shall constitute a waiver of any such breach or any subsequent breach.

21.  INTEREST: In the event that any sums due and payable to Sublessor pursuant
     --------
     to the terms of this Sublease are not paid when due, such sums shall bear interest at the rate of twelve percent (12%) per year, from the due date until actually paid, unless that rate is usurious as applied to Sublessee in which event the rate shall be reduced to the highest non-usurious rate. Neither the accrual nor the payment of interest shall cure any default by Sublessee under this Sublease.

22.  BROKERS: Sublessor and Sublessee represent, warrant and agree that each has
     -------
     not dealt with any broker, agent, finder or other intermediary in connection with the subletting of the Subleased Premises except Spaulding and Slye Services Limited Partnership, Inc. (the "Listing Broker") and The Charles E. Smith Companies (the "Participating Broker"). Sublessor shall be solely liable for any commission due to the Listing Broker. The Listing Broker shall be solely liable for any commission due to the Participating Broker. Sublessor and Sublessee agree to indemnify, defend and hold the other harmless from and against any claims against the other resulting from a breach or inaccuracy of the foregoing representation, warranty and agreement which shall survive expiration, cancellation or other termination of this Sublease.

23.  COMPLIANCE WITH LAWS: Except as required of Sublessor herein, Sublessee
     --------------------
     shall, throughout the Term of this Sublease, observe and comply with all statutes, laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and notices, orders, rules and regulations of the National Board of Fire Underwriters, or any other body now or hereafter constituted exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, related to Sublessee's use or manner of use of the Subleased Premises, or to fixtures and equipment thereof, and to the extent of any alterations or improvements constructed by Sublessee at the Premises at Sublessee's sole cost and expense.

24.  AUTHORITY: The parties executing this Sublease represent and warrant that
     ---------
     they have the full right and lawful authority to execute this Sublease for the Term, in the manner and upon the conditions and provisions herein contained.

25.  FURTHER DOCUMENTS: Each party agrees to execute and deliver to the other
     -----------------
     all instruments which may reasonably be required to carry out all terms and provisions of this Sublease.

26.  RECOVERY OF FEES: If either party is successful in enforcing or defending
     ----------------
     against the other any legal or equitable action or suit for a breach of any provision of this Sublease, the successful party shall be entitled to recover its expenses and reasonable attorney's fees as determined by the court as part of the judgment or decree.

27.  BINDING EFFECT: This Sublease shall be binding upon the successors and
     --------------
     permitted assigns of Sublessee and Sublessor.

28.  INTEGRATED DOCUMENT: This instrument embodies all of the agreements between
     -------------------
     the parties with respect to the Subleased Premises, and no oral agreements, prior correspondence or other prior writings shall be held to vary the provisions hereof. Any subsequent changes or modifications shall become effective only by a written instrument duly executed by Sublessee and Sublessor.

29.  LESSOR'S CONSENT: This Sublease is contingent upon, and shall have no force
     ----------------
     or effect until receipt of, the Lessor's written consent hereto.

30.  HOURS OF OPERATION: Sublessor shall provide utility service to the
     ------------------
     Subleased Premises 24-hours a day, seven (7) days a week with the exception of annual maintenance shut down and loss of utility service from providers. Sublessor shall give Sublessee no less than fourteen (14) days prior written notice of annual maintenance shut downs and said shut downs shall not continue for more than eight (8) hours. Notwithstanding the foregoing, Sublessor will use its reasonable efforts to minimize the duration of such annual shut downs. Sublessor shall provide heating, ventilation and air-conditioning (HVAC) to the Subleased Premises between the hours of 8:00AM and 6:00PM, Monday through Friday and between the hours of 9:00AM and 1:00PM on Saturday. No HVAC service will be provided on Sundays or holidays. Sublessor shall provide Building HVAC to the Subleased Premises at other times subject to a charge to be paid by Sublessee to Sublessor at the rate of $50.00 per hour as Additional Rent.

31.  COMMON FACILITIES: It is understood by the parties hereto that the
     -----------------
     cafeteria located at the Premises is operated by a third party franchisee. The parties hereto agree that during the Term both Sublessor and Sublessee, their employees and invitees, shall have equal access during the times of operation as so designated by the respective franchisee. Any fees or costs associated with the individual use of this facility shall be borne by the individual users of same. Notwithstanding the foregoing, Sublessor shall not be obligated to provide a cafeteria at the Premises and Sublessor shall not be deemed in default hereunder in the event the cafeteria is temporarily or permanently closed.

32.  CASUALTY DAMAGE: If the Subleased Premises are damaged in part or whole
     ---------------
     from any cause and can be substantially repaired and restored within one hundred twenty (120) days from the date of the damage using standard working methods and procedures, Sublessor shall, at its expense, promptly and diligently repair and restore the Subleased Premises to substantially the same condition as existed before the damage. This repair and restoration shall be made within said one hundred twenty (120) days unless the delay is due to causes beyond Sublessor's control.

     If the Subleased Premises cannot be repaired and restored within said one hundred twenty (120) days, then either party may, within then (10) days after determining that such repairs and restoration cannot be made within the one hundred twenty (120) day period, cancel this Sublease by written notice to the other party; provided, however, that Sublessee shall not be able to cancel this Sublease if the damage was caused by Sublessee's negligence or willful misconduct.

     Unless said damage is caused by Sublessee's negligence or willful misconduct, the Base Rent and Additional Rent shall abate in proportion to that part of the Premises that is unfit for use in Sublessee's business. The abatement shall continue from the date of the damage until the earlier of ten (10) business days after Sublessor completes repairs and restoration and notice to the Sublessee of completion, or until Sublessee again uses the Subleased Premises or the part rendered unusable.

33.  CONDEMNATION: In the event that the entire Subleased Premises or the
     ------------
     portions of the Subleased Premises required for reasonable access to, or the reasonable use of the Subleased Premises are taken by eminent domain, this Sublease shall automatically end on the earlier of the date of such taking or the date when Sublessee is dispossessed. In the event that a portion of the Subleased Premises is taken and such taking materially interferes with Sublessee's ability to continue its business operations in substantially the same manner, Sublessee may end this Sublease on the earlier of the date of such taking or the date when Sublessee is dispossessed. If there is a partial taking of the Subleased Premises and the Sublease continues, the Sublease shall end as to the part taken and the Base Rent and Additional Rent shall abate in proportion to the part of the Subleased Premises taken and Sublessee's pro rata share shall be equitably reduced. If part or all of the Subleased Premises are condemned for a limited period of time not to exceed one hundred twenty (120) days (a "Temporary Condemnation"), this Sublease shall remain in effect. The Base Rent and Additional Rent and Sublessee's obligations for the part of the Subleased Premises taken shall abate during the Temporary Condemnation in proportion to the part of the Subleased Premises that Sublessee is unable to use in its business operations as a result of the Temporary Condemnation.

34.  RULES AND REGULATIONS: Sublessee covenants and agrees that Sublessee, its
     ---------------------
     employees, agents, invitees, licensees and other visitors shall observe faithfully, and comply strictly with, any reasonable rules and regulations as Sublessor may, after notice to Sublessee, from time to time adopt; provided, however, that in the event of a conflict between the terms of such rules and regulations and the terms of this Sublease, the terms of this Sublease shall prevail. Sublessee acknowledges that no smoking is permitted in the Building (including all common areas and stairwells). Sublessee agrees to communicate this "no smoking" rule to its employees, agents, invitees, licensees and other visitors, and agrees to enforce this rule. Nothing in this Sublease contained shall be construed to impose upon Sublessor any duty or obligation to enforce the rules and regulations or terms, covenants or conditions in any other sublease as against any other sublessee, and Sublessor shall not be liable to Sublessee for violation of the same by any other sublessee, its servants, employees, agents, invitees, licensees or other visitors.

35.  PERFORMANCE OF SUBLESSEE'S COVENANTS: If Sublessee fails to perform any
     ------------------------------------
     covenant or observe any condition to be performed or observed by Sublessee hereunder or acts in violation of any covenant or condition thereof beyond any applicable cure period, so long as Sublessee is not proceeding diligently to correct or cure such default, Sublessor may, but shall not be required to on behalf of Sublessee, perform such covenant and/or take such steps, including, without limitation, entering upon the Subleased Premises, as may be necessary or appropriate to meet the requirements of any such covenant or condition, provided that Sublessor shall have given Sublessee at least ten (10) days prior written notice of Sublessor's intention to do so, unless an emergency situation exists, in which case the Sublessor shall have the right to proceed immediately; and al costs and expenses incurred by Sublessor in so doing, including reasonable legal fees, shall be paid by Sublessee to Sublessor upon demand, plus interest at the rate of twelve percent (12%) per year from the date of expenditure(s) by Sublessor. Sublessor's proceeding under the rights reserved to Sublessor under this Paragraph 35 shall not in any way prejudice or waive any rights which Sublessor might otherwise have against Sublessee by reason of Sublessee's default.

36.  ENVIRONMENTAL: Sublessee shall not dispose of, store, deposit, bury, dump,
     -------------
     spill, leak, place, release or inject into the Subleased Premises or the Premises, any Hazardous Waste (as hereinafter defined) in any manner which would violate any of the Environmental Statutes (as hereinafter defined). For purposes of this Sublease, the term "Environmental Statutes" shall mean all federal, state or local laws, ordinances, rules, regulations or policies, now or hereafter existing, which govern or otherwise relate to the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of any Hazardous Waste as defined in the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. S 9, 601 et seq.) ("CERCLA") or any other applicable federal, state or local statute. For purposes of this Sublease, the term "Hazardous Waste" shall mean any flammable substance, explosive, radio active material, hazardous material, hazardous waste, toxic substance, pollutant, pollution or any related materials or substances specified in any of the Environmental Statutes, including, but not limited to, asbestos, PCB's and any hazardous substance as defined in CERCLA.

     Sublessee shall protect, indemnify and save Sublessor harmless from and against any and all liability, laws, damage, cost or expense that Sublessor may suffer or incur as a result of any claims, demands, damages, losses, liabilities, costs, charges, suits, orders, judgments or adjudications asserted, assessed, filed or entered against Sublessor by any third party, including any governmental authority, arising from the alleged deposit, storage, disposal, burial, dumping, injecting, spilling, leaking or other use, placement or release in, on or affecting the Subleased Premises or the Premises by Sublessee of a Hazardous Waste in violation of any of the Environmental Statutes during the Term of this Sublease, including, but not limited to, liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties, or liability for personal injury or property damage.

     Sublessor shall protect, indemnify and save Sublessee harmless from and against any and all liability, laws, damage, cost or expense that Sublessee may suffer or incur as a result of any claims, demands, damages, losses, liabilities, costs, charges, suits, orders, judgments or adjudications asserted, assessed, filed or entered against Sublessee by any third party, including any governmental authority, arising from the alleged deposit, storage, disposal, burial, dumping, injecting, spilling, leaking or other use, placement or release in, on or affecting the Subleased Premises or the Premises of a Hazardous Waste in violation of any of the Environmental Statutes by Sublessor, or by any third party existing prior to the term of this Sublease, including, but not limited to, liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties, or liability for personal injury or property damage.

37.  TERMINATION OPTIONS: Provided Sublessee is not in default hereunder at the
     -------------------
     time such option is exercised and such option commences, Sublessee shall have the following options to terminate this Sublease:

     (a) Sublessee shall have the right to terminate this Sublease in the event that Sublessee is unable to connect to fiber optic service, provided
          (i) Sublessee has used commercially reasonable efforts to obtain such services, (ii) Sublessor receives written notice from Sublessee exercising such option on or before the date which is sixty (60) days from the execution of this Sublease by Sublessee and Sublessor, and
          (iii) Sublessee accompanies its notice with a payment to Sublessor comprised of Ninety-One Thousand Nine Hundred Seventy-Three and 67/ 100 Dollars ($91,973.67) plus an amount equal to Sublessor's transaction costs to consummate this Sublease, as reasonably determined by Sublessor, including, but not limited to, demising and electrical submetering costs and architectural or engineering costs related thereto, legal fees, cost of obtaining Lessor's consent and any brokers' commissions related to Paragraph 22 of this Sublease to the extent they have been paid; and

     (b) Sublessee shall have the right to terminate this Sublease effective September 30, 2003, provided (i) Sublessor receives written notice thereof from Sublessee on or before December 31, 2002, and (ii) Sublessee accompanies its notice with a payment to Sublessor comprised of Three Hundred Forty Thousand Thirty-Three and 76/100 Dollars ($340,033.76) plus an amount equal to Sublessor's unamortized "transaction costs" amortized over the Sublease Term at an interest rate of ten percent (10%).

38.  RIGHT OF FIRST OFFER: Provided that Sublessee is not in default at the time
     --------------------
     such option is exercised and such option commences, Sublessee shall have the right of first offer for leasable premises in the Buildings during the Sublease Term. If all or any portion of the Buildings becomes available to lease, Sublessor shall first offer, in writing, to lease such space to Sublessee. The location of the space shall be determined by Sublessor in its sole but reasonable discretion. Such offer to Sublessee shall be upon terms and conditions as shall be mutually agreed to by the parties at the time such space becomes available. Sublessee shall have thirty (30) days following receipt of Sublessor's notice in which to negotiate mutually acceptable terms and to elect, in writing, to lease such space on such mutually acceptable terms from Sublessor.

     In the event Sublessee shall fail to exercise such option with such thirty
     (30) day period, Sublessor hereafter may lease such space to any third party without any additional notice to Sublessee at a rent and upon such terms and conditions as Sublessor may determine and Sublessee shall have no further rights under this Paragraph 38 to such space or any future space. Notwithstanding the foregoing, if Sublessor shall desire to lease such space to a third party at terms at least ten percent (10%) less than those offered to Sublessee under this Paragraph 38, Sublessor shall re-offer such space to Sublessee at such lesser terms and Sublessee shall have five (5) days in which to exercise such second offer.

     In the event Sublessee exercises any of the rights set forth herein, Sublessor and Sublessee shall execute an appropriate amendment to this Sublease. In the event Sublessee leases all of the Building in its entirety from Sublessor, Sublessee's termination option set forth in Paragraph 37
     (b) hereto shall become null and void and of no further force and effect.

39.  OPTION TO RENEW: Provided Sublessee is not in default hereunder and
     ---------------
     Sublessor exercises Sublessor's option to renew the Lease, Sublessee shall have the option to renew this Sublease for Sublessor's renewal term upon all of the terms and conditions of this Sublease as then in effect, except that Sublessee's Base Rent and base year for purposes of Operating Expenses shall be adjusted, provided that Sublessee's Base Rent during the renewal term shall not exceed ten percent ( 10%) above Sublessor's costs during the initial year of the renewal term. In the event Sublessee desires to renew this Sublease, it shall give written notice to Sublessor of its intention to renew this Sublease at least twelve (12) months prior to the Expiration Date. Sublessor shall provide Sublessee with written notice of its election to renew the Lease simultaneous with Sublessor's notice to Lessor.

40.  SIGNS: (a) Subject to Sublessor's receipt of all necessary approvals and
     -----
     permits, Sublessee shall have the non-exclusive right to have Sublessor install, at Sublessee' s sole expense, Sublessee's corporate name and/or logo on a monument sign on or adjacent to Sublessor's existing sign located at the main Sunrise Valley Drive entrance to the Premises. Subject to the Lease, the location and size of said monument signage shall be within Sublessor's sole discretion and Sublessor shall diligently pursue Lessor's consent to such monument sign pursuant to this Paragraph 40(a).

     (b) Subject to Sublessee's receipt of all necessary approvals and permits, Sublessee shall have the exclusive right to erect, at Sublessee's sole expense, a monument sign near the South entrance to the Building and to install, at Sublessee's sole expense, its corporate logo on the glass entrance doors to the South lobby of the Building, pursuant to the site plan, detail drawings and specifications as depicted on Exhibit "E" attached hereto.

41.  PARKING: Sublessor shall provide unreserved parking, free of charge, at a
     -------
     ratio of three (3) spaces per 1,000 rentable square feet on the adjacent surface lots to the Building. Included in this ratio shall be five (5) spaces proximate to the South lobby of the Building, which shall be designated for Sublessee's visitors.

42.  GENERATORS: Sublessee shall have the right to install up to three (3)
     ----------
     generators and associated equipment at the Premises on the Land as provided on Exhibit "F" attached hereto subject to Sublessee's submission to Sublessor and Lessor of detailed plans and specifications for Sublessor's and Lessor's consent. In the event Sublessee proposes to have the generators located on the roof of the lower level space and the roof needs structural modifications to accommodate such generators, said structural modifications shall be done at Sublessee's sole cost and expense. Sublessee shall also have the right, subject to Sublessor's consent, which shall not be unreasonably withheld or delayed and any Lessor consent as may be required, to place for no more than one hundred eighty (180) days from the Commencement Date a thirty (30) foot aluminum trailer beside the lower level space and wire the generator contained in the trailer into the Subleased Premises. Notwithstanding the foregoing, in the event the trailer is not removed within such one hundred eighty (180) days, Sublessor shall have the right to charge Sublessee One Thousand and No/ 100 Dollars ($1,000.00) per day as Additional Rent for every day the trailer remains at the Premises, and Sublessee shall indemnify Sublessor and give Sublessor the right to remove the trailer at Sublessee's sole cost and expense.

43.  SECURITY: Sublessor shall provide Sublessee with sensor card key access to
     --------
     the Building with three (3) sensor cards per one thousand (1,000) rentable square feet leased at no charge. Sublessor and Sublessee shall reasonably coordinate for the Building security staff to (a) use the rest rooms located in the Subleased Premises; (b) walk daily through the Subleased Premises (non-disclosure required); (c) provide periodic ingress and egress reports as reasonably requested by Sublessee; and (d) deactivate terminated employees' access cards upon Sublessee's written request.

44.  TRENCHING RIGHTS: Sublessee shall have the right to lay conduit on the Land
     ----------------
     subject to Sublessee's submission to Sublessor and Lessor (if required by the Lease) of detailed plans and specifications of Sublessee's proposed installation of trenching for conduit for Sublessor's approval which shall not be unreasonably withheld or delayed and for Lessor's approval if required under the Lease.

45.  ROOF RIGHTS: (a) Sublessee shall have the right, pursuant to any conditions
     -----------
     of limitation as provided herein or pursuant to law, to furnish, install, maintain and operate on the roof of the Building (hereinafter referred to as the "Roof") two (2) satellite dishes with a screened enclosure if requested by Sublessor (referred to as the "Antennae:") including appurtenant lines to any offices located within the Building, and provided that the furnishing, installation, maintenance and operation of the Antennae and the electrical power supply and use thereof shall be subject, in all respects, to all the covenants, agreements, terms, provisions and conditions contained in this Sublease. Sublessee understands and agrees that access to the Roof is obtained only through the assistance of Sublessee's designated personnel and, if desired during other than normal business hours, Sublessee shall pay to Sublessor a reasonable charge for the additional services required thereby. Sublessee understands and agrees to accept such portion of the Roof, or the Building in "as-is" condition.

     (b) Sublessee, at Sublessee's cost and expense and at the sole Ask of Sublessee, shall, after the Commencement Date, if and to the extent permitted by law and subject to Sublessor's and Lessor's approval, as required herein, furnish, install, maintain and operate the Antennae on the Roof and provided, however, that the Antennae and each and every part and component thereof (including, but not limited to, all electrical connections and outlets and lightening arresters and conductors) shall be furnished and installed in accordance with plans as approved by a certified professional engineer licensed by the Commonwealth of Virginia and by Sublessor and Lessor, and maintained and operated in accordance with sound engineering principles and in compliance with all rules, orders, regulations, requirements and laws of all governmental authorities applicable to the Premises and to Sublessee's installations and operations thereon and therefrom. The furnishing and installation of the Antennae by Sublessee shall include such safeguards as may be necessary for the servicing of same, including, if deemed reasonably necessary by Sublessor, the construction of a platform and handrails.

     (c) Prior to the furnishing, installation and maintenance of the Antennae, Sublessee shall submit plans and specifications relating to any such furnishing, installation and maintenance and shall request Sublessor's and Lessor's approval therefor, and no such furnishing, installation and/or maintenance shall be undertaken, started or begun by Sublessee unless and until Sublessee has received the prior written approval from Sublessor and Lessor, including, but not limited to, approval as to the location of the portion of the Roof where the Antennae are to be so installed, it being expressly understood and agreed by Sublessee that any such approval required from Sublessor may be withheld if in Sublessor's judgment the installation or operation of the Antennae would adversely affect the use, enjoyment or occupancy by any tenant or occupant of the Building or would adversely affect the operation of any Building equipment; Sublessor will not accept any responsibility for the plans as a result of its review and approval.

     (d) Sublessee, at Sublessee's expense, shall keep the Antennae in good order and condition and Sublessee shall, at Sublessee's expense, make all repairs and replacements thereto and to the Building, ordinary or extraordinary, structural or otherwise, foreseen or unforeseen, when necessary by reason of the furnishing, installation, maintenance or operation of the Antennae or any replacements, and Sublessee will comply with all applicable rules, laws and regulations and will bear all expenses of complying with them.

     (e) Sublessee, at Sublessee's expense, shall on or before the expiration or other termination of the term of this Sublease, remove the Antennae and any replacements thereof and shall repair all damage and injury to the Building, including the Roof, caused by the removal of the Antennae or any replacements thereof and shall restore the Building, including the Roof, to the condition existing prior to the installation of the Antennae.

     (f) Sublessee, at Sublessor's expense, shall, upon written request of Sublessor, within forty-five (45) days, relocate the Antennae to such other useable location on the Premises in any such case, as may be designated by Sublessor if Sublessor deems any such relocation necessary or desirable for the efficient operation or maintenance of the Building or any Building equipment.

     (g) Sublessee covenants and agrees that at no time (i) will the Antennae be used or operated in any manner so as to interfere with any operation of the Building or of any tenant, occupant or licensee of the Building, and (ii) will the Antennae interfere in any way with the functioning of any electronic gear, mechanism, computer or system utilized in the Building such as, but not limited to, the electronic elevator control system.

     (h) Nothing contained herein shall be deemed or construed to constitute a representation or guarantee by Sublessor that the Antennae may, as a matter of law, be so installed, maintained or operated by Sublessee.

     (i) Sublessee, recognizing that the Premises has been developed and is being maintained as a location for an outstanding type of business occupancy, and as a special inducement to Sublessor to grant this right, covenants and agrees that at all times the appearance, quality and utility of all equipment used by Sublessor under this Paragraph 45 will be only such as meets with Sublessor's approval and if at any time reasonably disapproved by Sublessor, Sublessee shall remove the reasonable basis for such disapproval in such manner and within such reasonable time as may be specified by Sublessor in a written notice given by it to Sublessee for such purpose.

     (j) Sublessee agrees that it will not during installation, maintenance or removal of the Antennae, either directly or indirectly, use any contractors and/or labor and/or materials if the use of such contractors and/or labor and/or materials would or will create any difficulty with other contractors and/or labor engaged by Sublessor or others in the construction, maintenance and/or operation of the Premises or any part thereof. Sublessee represents that the Antennae will not require any structural modifications to the Building. In the event structural modifications are necessary, Sublessee shall be responsible for same. Sublessee agrees to utilize a non-penetrating roof mounting method for the Antennae and to use the existing pitch pockets on the Roof for the installation of cabling from the Antennae. In the event that use of any existing pitch pocket is not technically feasible, Sublessee shall use Sublessor's designated roofing contractor to make al roof penetrations. In the event that a roof penetration is made pursuant to the foregoing and Sublessee discovers that the roofing materials contain asbestos, Sublessor agrees to reimburse Sublessee for the additional cost incurred by Sublessee, if any, to install the Antennae on the Roof of the Building resulting from the presence of asbestos requiring special handling under applicable law.

     (k) Sublessee shall, and Sublessee covenants and agrees to, indemnify and save harmless Sublessor against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations arising out of and/or in connection with Sublessee's installation and operation of the Antennae and activities related thereto in and on the Building and arising from or in connection with the use of or from any work or thing whatsoever done (other than by Sublessor or its agents or employees) in or on the Building or any part thereof by Sublessee related to the Antennae during the term of this Sublease, and further indemnify and save Sublessor harmless against and from any and all claims, liabilities and penalties imposed by any governmental authority by reason of the installation or operation of the Antennae or arising from any condition or use of, or any work or thing whatsoever done in or on, the Building or any part thereof due to or arising from any default of Sublessee in the performance of any of its obligations under this paragraph or from any act or negligence of Sublessee or any of its agents or employees, and from and against all costs, expenses and liabilities incurred in or in connection with any such claim or claims or action or proceeding brought thereon.

     (l) If any governmental license or permit shall be required for the proper and lawful operation of Sublessee's Antennae, Sublessee, at Sublessee's expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Sublessor. Sublessee, at Sublessee's expense, shall at all times comply with the terms and conditions of each such license or permit.

     (m) Sublessee covenants and agrees that neither its rights under this paragraph nor any interest therein shall be assigned, mortgaged, pledged, encumbered or otherwise transferred (whether voluntarily, by operation of law or otherwise) without the prior written consent to Sublessor. Notwithstanding anything else to the contrary, nothing herein shall operate to affect Sublessee's interest hereunder in the event of any merger or consolidation of Sublessee.

     (n) Whenever at any time during the term of this Sublease a charge adjustment for additional electrical current required for operation of the Antennae shall be incurred by Sublessor, Sublessor shall furnish to Sublessee a statement in writing of Sublessor's determination of the appropriate amount of said adjustment in said monthly charge payable by Sublessee, said statement to include sufficient detail to enable Sublessee to verify Sublessor's determination of the amount of the adjustment for inspection by Sublessee, such cost and other records of Sublessor as were used by it as the basis for its computation.

     (o) In the event that Sublessee shall require additional electrical energy in excess of such reasonable quantity to be furnished as herein provided and if, in Sublessor's judgment, such excess requirements can not be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, mechanical penthouse or on the Roof, Sublessor, upon written request of Sublessee, will proceed with reasonable diligence to install such additional risers, conduits, feeders, switchboards and/or appurtenances provided the same and the use thereof shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Building, mechanical penthouse, or Roof, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building, mechanical penthouse or Roof, and Sublessee agrees to pay all costs and expenses incurred by Sublessor in connector with such installation.

     (p) In order that Sublessor may at all times have all necessary information which it requires in order to maintain and protect its equipment, Sublessee agrees that Sublessee will not make any alterations to the electrical equipment and/or appliances in or on the Building or Roof related to the Antennae except as permitted hereunder.

     (q) The failure of Sublessor to insist in any one or more instances upon the strict performance of any one of the covenants, agreements, terms, provisions or conditions of this paragraph or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition or elector, but the same shall continue and remain in full force and effect. No waiver by Sublessor of any covenant, agreement, term, provision or condition of this paragraph shall be deemed to have been made unless expressed in writing and signed by Sublessor.

46.  MISCELLANEOUS: (a) Sublessor shall have two (2) business days following
     -------------
     Sublessee's execution of this Sublease to countersign the Sublease and forward it to Lessor for Lessor's consent. In the event Sublessor's execution is delayed, the Commencement Date and Base Rent commencement date shall be delayed one (1) day for each day beyond the second (2nd) business day which the Sublease is not executed by Sublessor. Sublessor shall use its reasonable efforts to obtain Lessor's consent to this Sublease within seventeen (17) days of Sublessee's execution thereof, and (b) any capitalized terms used herein and not otherwise defined shall have the same meaning as defined in the Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease Agreement as of the day any year first above written.


WITNESS:                                SUBLESSEE:
                                        PSINET, INC.



By: /s/ Cheri L. Clark                   By: /s/ Harold S. Wills
    -------------------------------          -----------------------------
                                        Title: Chief Operating Officer
                                               ---------------------------



WITNESS:                                SUBLESSOR:
                                        UNISYS CORPORATION



By: /s/ M. Kurnel                        By: /s/ Gregory T. Fischer
   -----------------------                   -----------------------------
                                                  Gregory T. Fischer
                                                  Vice President
                                                  Facilities & Asset Management

February 17, 1998

VIA FEDERAL EXPRESS
-------------------

Ms. Diana J. Sperle
Unisys Corporation
Township Line & Union Meeting Roads
P.O. Box 500
Blue Bell, Pennsylvania 19424-0001

Re: Proposed Sublease by and between Unisys Corporation ("Tenant") and PSINet, Inc. ("Subtenant")

Dear Ms. Sperle:

     In accordance with the terms of Section 12 of the Lease dated as of March 29, 1990 (the "Master Lease") by and between Tenant and TrizecHahn Reston Unisys I LLC and TrizecHahn Reston II LLC ("Landlord"), as successor in interest to UMT Reston, Inc., Landlord is willing to consent to the proposed Sublease by and between Tenant and Subtenant, a copy of which is attached hereto as Exhibit "A" and made a part hereof (hereinafter the "Proposed Sublease"), upon the terms and conditions set forth below, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE PROPOSED SUBLEASE. The Proposed Sublease as modified by this letter is hereinafter referred to as the "Sublease".

     1. Subtenant shall indemnify Landlord and its agents against all claims, damages, costs and expenses arising out of Subtenant's failure to perform or observe any of the terms and conditions of the Master Lease which relate to the premises which are the subject of the Sublease (hereinafter the "Subleased Premises"), and further agrees that if Subtenant breaches any of such terms and conditions, Landlord shall have all remedies against Subtenant available to Tenant thereunder, except as hereinafter provided. The Sublease is in all respects subject and subordinate to the Master Lease. The last sentence of Paragraph 12 of the Proposed Sublease is hereby deleted and the following language is inserted in lieu thereof:

          "Notwithstanding the foregoing, in the event of any conflict between any of the provisions of this Sublease and any of the provisions of the Lease, (i) as between Sublessee and Sublessor, the provisions of this Sublease shall be controlling, and (ii) as between Sublessee and Lessor, to the extent that any provision of this Sublease imposes an obligation on Lessor that does not exist in the Master Lease or makes an obligation of Lessor that exists in the Master Lease more burdensome to Lessor than it would

Ms. Diana J. Sperle
Unisys Corporation
February 17, 1998
Page 2

          have been in the absence of the Sublease, then, in either of such events, the provision of the Lease shall be controlling."

     2. Tenant and Subtenant shall provide written notice to Landlord of (i) any extension of the Sublease in accordance with the terms of Paragraph 39 thereof prior to the commencement of any such additional term, and (ii) any acceptance by Subtenant of an offer of additional space by Tenant to Subtenant pursuant to Paragraph 38 thereof.

     3. During the term of the Sublease, Landlord shall send to Subtenant copies of any and all notices of default of any kind or nature which are sent to Tenant, simultaneously with the transmittal of such notices to Tenant, and Landlord shall accept a full cure by Subtenant of any such default during the period provided in the Master Lease for the cure thereof as if it had been fully cured by Tenant during such period.

     4. Subtenant shall obtain and at all times during the term of the Sublease maintain, at its sole cost and expense, policies of insurance covering its fixtures, property and equipment installed and located in the Subleased Premises, in such amounts as are set forth in the Master Lease; provided, however, that Section 8.3 of the Master Lease shall not apply to Subtenant. Subtenant shall provide and keep in force during the term of the Sublease with a company or companies approved by the Landlord a comprehensive general liability insurance policy as set forth in the Proposed Sublease. All such policies of insurance shall name Tenant, Landlord and Landlord's management agent as additional insureds.

     5. Subtenant agrees that it will not assign or encumber, or permit to be encumbered, its right or interests under the Sublease, nor sublet the whole or any part of the Subleased Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

     6. No provision of the Sublease may be amended except in a writing signed by Tenant and Subtenant and consented to by Landlord, which consent shall not be unreasonably denied, conditioned or delayed; provided, however, that so long as an amendment does not, and would not have the effect of, increasing any of Landlord's obligations or abridging any of Landlord's rights under the Master Lease, Landlord's consent shall not be required with respect to any amendment of
(a) Paragraph 1 of the Proposed Sublease if the same does not have the effect of causing the term of the Proposed Sublease to extend beyond the expiration of the term of the Master Lease, or (b) Paragraphs 3, 4, 5, 6, 7, 8, 9, 11, 13, 16, 17, 18, 20, 21, 22, 24, 26, 27, 28, 30, 31, 32, 33, 34, 35, 37 and 43 of the
Proposed Sublease.

Ms. Diana J. Sperle
Unisys Corporation
February 17, 1998
Page 3

     7. Neither the Master Lease nor the Sublease shall be deemed to grant Subtenant any rights whatsoever against Landlord. Subtenant acknowledges and agrees that its sole remedy for any alleged or actual breach of its rights in connection with the Sublease shall be solely against Tenant.

     8. The Sublease shall not release Tenant from any existing or future duty, obligation or liability to Landlord pursuant to the Master Lease, nor shall the Sublease change, modify or amend the Master Lease in any manner. In particular, the Sublease shall not absolve (a) Tenant from the requirements set forth (i) in Section 7.5 of the Master Lease that Tenant obtain Landlord's prior written approval, to the extent Landlord's prior written approval is required by the terms and conditions of said Section 7.5, for alterations, improvements and additions to the building(s) or the land on which the Subleased Premises is situated ("Alterations"), as applicable, including, but not limited to, those contemplated by Paragraphs 9, 10, 11, 42, 44 and 45 and Exhibit F to the Proposed Sublease, and that any such Alterations comply with the requirements set forth in said Section 7.5, and (ii) in Section 12 of the Master Lease that Tenant obtain Landlord's prior written approval for any further subleases, (b) Tenant from reimbursing Landlord for all of Landlord's expenditures made in connection with any Alterations, pursuant to Section 7.5 (b) of the Master Lease, or (c) Subtenant from the obligation to vacate the Subleased Premises in the event that Landlord exercises any of its termination rights under Section
9.3 and from the requirements set forth in Sections 14, 25, 28, 29 and 46 of the Master Lease. Further, Tenant and Subtenant acknowledge and agree that the granting of Landlord's consent to any of the work referred to in clause (a)(i) above shall not be deemed a representation or warranty by Landlord of the sufficiency of the plans therefor, the quality or character of any such work, its compliance with all applicable building codes, or otherwise. Landlord agrees that Subtenant shall have no liability or obligation to Landlord under Section 45 of the Master Lease, in consideration for which Subtenant agrees that its indemnification obligation under Section 36 of the Sublease shall also include an indemnification of Landlord by Subtenant, upon the same terms and conditions as are set forth in said Section 36 of the Sublease.

     9. In the event Tenant is in default under any of the terms and conditions of the Master Lease, Landlord may elect to receive directly from Subtenant all sums due or payable to Tenant by Subtenant pursuant to the Sublease, and upon receipt of Landlord's notice which states that Tenant is in default under the Master Lease and which directs Subtenant to pay all such sums directly to Landlord, Subtenant shall thereafter pay Landlord any sums becoming due or payable under the Sublease, and Tenant shall receive from Landlord a corresponding credit for such sums against any and all payments then due or thereafter becoming due from Tenant. Neither the service of such written notice nor the receipt of such direct payments shall cause Landlord to assume any of Tenant's duties, obligations and/or liabilities under the

Ms. Diana J. Sperle
Unisys Corporation
February 17, 1998
Page 4

Sublease, nor shall such event impose upon Landlord the duty or obligation to honor the Sublease. Tenant hereby consents to the provisions of this Paragraph 9 and hereby indemnifies Subtenant, and holds Subtenant harmless, against and from any and all liability, losses, costs, damages and expenses (including, but not limited to, court costs and reasonable attorneys' fees) resulting from Subtenant's fullfillment of its obligations under this Paragraph 9.

     10. Tenant and Subtenant agree to indemnify and hold harmless Landlord and its agents, including Landlord's management agent, against and from any loss, cost, expense, damage or liability, including reasonable attorneys' fees, incurred as a result of a claim by any person or entity (i) that it is entitled to a commission, finder's fee or like payment in connection with the Sublease or
(ii) relating to or arising out of the Sublease or any related agreement or dealing.

     11. Landlord shall not be obligated to lease Subtenant any parking spaces in the building's parking facilities, other than such parking spaces as Tenant would be entitled to lease under the Master Lease, it being agreed that Subtenant's rights pursuant to Paragraph 41 of the Proposed Sublease relate solely to parking spaces currently leased by Tenant.

     12. In accordance with Section 12.4 of the Master Lease, Tenant is responsible for all actual attorney' fees incurred by Landlord in connection with the Sublease; provided, however, that Tenant's responsibility for such attorney' fees shall not exceed One Thousand Dollars ($1,000.00).

     13. In addition to Subtenant's requirement, pursuant to Paragraph 9 of the Proposed Sublease, to provide Tenant with all occupancy permits and certificates as may be required for Subtenant's occupancy of the Subleased Premises prior to Subtenant's occupancy thereof (such permits and certificates are hereinafter collectively referred to as "Occupancy Permits"), Subtenant shall provide photocopies of all Occupancy Permits to Landlord prior to Subtenant's occupancy of the Subleased Premises.

     14. In addition to Subtenant's requirement, pursuant to Paragraph 10 of the Proposed Sublease, to provide Tenant with (i) partial releases of liens, commencing with the second progress payment, and (ii) upon completion of any Alterations, a final release of liens executed by all contractors and subcontractors who performed such Alterations (the releases referred to in clauses (i) and (ii) of this Paragraph are hereinafter collectively referred to as "Lien Releases"), Subtenant, upon its receipt of such Lien Releases, shall promptly provide photocopies of same to Landlord.

Ms. Diana J. Sperle
Unisys Corporation
February 17, 1998
Page 5

     15. Pursuant to Section 32 of the Master Lease, any placement of Subtenant's signage on the Premises (as such term "Premises" is defined in the Master Lease) shall be subject to Landlord's prior written consent, which may be withheld in Landlord's reasonable discretion; if approved by Landlord, such signage shall comply with applicable laws. In furtherance of the foregoing, and not in limitation thereof:

          (i) Landlord hereby approves the signage pursuant to Paragraph 40(a) of the Sublease and as shown on Exhibit B to this letter agreement, provided that (a) Subtenant's right to place its name on such sign monument at the main Sunrise Valley Drive entrance shall be limited to the use of the existing monument in its existing location (which Subtenant shall have no right to relocate), (b) neither Tenant nor Subtenant shall have any right to construct a second sign monument at such main entrance to the Premises or to use any new sign monument which may be constructed by Landlord, and
                    (c) the signage shown on Exhibit B hereto shall be no larger than the signage existing in such location on the date hereof, shall use the existing monument color, and the color of lettering and logo on such sign shall, in the case of Subtenant, be the same color of blue as is used in all of Subtenant's exterior signage generally at premises which it owns or leases (the "Subtenant's Standard Color") and, in the case of Tenant, be the same color red as is used in all of Tenant's exterior signage at the Premises, and

          (ii) Landlord hereby approves the signage pursuant to Paragraph 40(b) and Exhibit E of the Sublease, in the location shown on said Exhibit E, provided that (a) such signage shall (i) be no larger than the signage existing in such location on the date hereof, and (ii) use the existing monument color, and (b) the color of Subtenant's lettering and logo on such sign shall be the Subtenant's Standard Color. Subtenant shall have no right to relocate the existing sign monument. Notwithstanding the foregoing, Landlord hereby acknowledges that Tenant intends to relocate the existing sign monument closer to the building known as "Building #2", subject to Landlord's reasonable approval as to its location. Landlord hereby approves white lettering for Subtenant's name on the glass doors to the Building.

     16. Subtenant shall have no rights pursuant to Section 47 of the Master Lease.

Ms. Diana J. Sperle
Unisys Corporation
February 17, 1998
Page 6

     If the Tenant and Subtenant are in agreement with the foregoing, as evidence of such agreement, please countersign and return a copy of this letter to the undersigned, Upon receipt of a fully executed countersigned copy of this letter, Landlord shall be deemed to have granted its consent to the Sublease.

                                   Sincerely yours,

                                   TrizecHahn Reston Unisys I LLC, a
                                   Virginia limited liability company


                                   By: /s/ Brian P. Coulter
                                      ---------------------------------
                                   Name: Brian P. Coulter
                                        -------------------------------
                                   Its: Senior Vice President
                                       --------------------------------

                                   TrizecHahn Reston II LLC, a Virginia limited liability company

                                   By: /s/ Brian P. Coulter
                                      ---------------------------------
                                   Name: Brain P. Coulter
                                        -------------------------------
                                   Its: Senior Vice President
                                       --------------------------------

Ms. Diana J. Sperle
Unisys Corporation
February 17, 1998
Page 7

Accepted and Agreed:

Tenant:

UNISYS CORPORATION, a Delaware corporation

By: /s/ Gregory T. Fischer
   ----------------------------------------------------
     Its: Vice President- Facilities & Asset Management
         ----------------------------------------------

Subtenant:

PSINET, INC., a New York corporation

By: /s/ Harold S. Wills
   ----------------------------------------------------
     Its: Chief Operations Officer
         ----------------------------------------------

                                                   (Attachment to Exhibit 10.10)

The following Exhibits and Schedules have been omitted, which the Company agrees to furnish supplementally to the Commission upon request:

Exhibit A-Floor Plan
Exhibit C-Monthly Base Rent
Exhibit D- Janitorial Specifications
Exhibit E-Sinage
Exhibit F-Generators

                                                                       Exhibit B

                                                                   Exhibit 10.10




                                 DEED OF LEASE
                                      AND
                               SPECIAL NET LEASE



                                    BETWEEN

                               UMT RESTON, INC.
                            A DELAWARE CORPORATION

                                      AND

                              UNISYS CORPORATION

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----
SECTION 1    PARTIES....................................................     1

SECTION 2    PREMISES...................................................     1
             2.1   Land.................................................     1
             2.2   Improvements.........................................     1
             2.3   Fixtures.............................................     1
             2.4   Other Interests......................................     2

SECTION 3    TERM.......................................................     2
             3.1   Term.................................................     2

SECTION 4    RENT.......................................................     2
             4.1   Description..........................................     2
             4.2   Rent Adjustment......................................     3
             4.3   Rent.................................................     4

SECTION 5    RIGHT OF FIRST REFUSAL.....................................     4
             5.1   Right of First Refusal...............................     4
             5.2   Certificate..........................................     6

SECTION 6    USE........................................................     7
             6.1   Use..................................................     7
             6.2   Compliance with Law..................................     7
             6.3   Acceptance of Possession and
                   Condition of Premises................................     7

SECTION 7    MAINTENANCE, REPAIRS AND ALTERATIONS.......................     8
             7.1   Lessee's Obligations.................................     8
             7.2   Surrender............................................     9
             7.3   Lessor's Rights......................................    10
             7.4   Lessor's Obligations.................................    10
             7.5   Alterations, Improvements
                   and Additions........................................    11

SECTION 8    INSURANCE INDEMNITY........................................    13
             8.1   Insuring Party.......................................    13
             8.2   Liability Insurance..................................    14
             8.3   Property Insurance...................................    14
             8.4   Insurance Policies...................................    15
             8.5   Waiver of Subrogation................................    16
             8.6   Indemnity............................................    16
             8.7   Exemption of Lessor from Liability...................    16

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TABLE OF CONTENTS (continued)
-----------------

                                                                            Page
                                                                            ----
SECTION 9    DAMAGE, DESTRUCTION, OBLIGATION TO
             REBUILD, RENT ABATEMENT....................................    17
             9.1 Obligation to Rebuild..................................    17
             9.2 Insurance Proceeds.....................................    18
             9.3 Damage Near End of Term................................    18
             9.4 No Abatement of Rent...................................    19
             9.5 Termination-Advance Payments...........................    19
             9.6 Waiver.................................................    20

SECTION 10   REAL PROPERTY TAXES........................................    20
             10.1 Payment of Taxes......................................    20
             10.2 Definition of "Real Property Tax......................    21
             10.3 Personal Property Taxes...............................    23

SECTION 11   UTILITIES..................................................    23

SECTION 12   ASSIGNING AND SUBLETTING...................................    23
             12.1 Lessor's Consent Required.............................    23
             12.2 Lessee Affiliate......................................    24
             12.3 No Release of Lessee..................................    24
             12.4 Attorneys' Fees.......................................    25

SECTION 13   DEFAULTS; REMEDIES.........................................    25
             13.1 Defaults..............................................    25
             13.2 Remedies..............................................    27
             13.3 Default by Lessor.....................................    29
             13.4 Late Charges..........................................    29
             13.5 Impounds..............................................    30

SECTION 14   CONDEMNATION...............................................    30

SECTION 15   ESTOPPEL STATEMENT.........................................    32
             15.1 Lessee Estoppel.......................................    32
             15.2 Failure to Deliver Lessee Estoppel....................    32
             15.3 Financial Information.................................    32
             15.4 Lessor Estoppel.......................................    32

SECTION 16   LESSOR'S LIABILITY.........................................    33

SECTION 17   SEVERABILITY...............................................    33

SECTION 18   INTEREST ON PAST-DUE OBLIGATIONS...........................    33

                                    --ii--

-----------------

                                                                 Page
                                                                 ----
SECTION 19    TIME OF ESSENCE..................................... 34

SECTION 20    ADDITIONAL RENT..................................... 34

SECTION 21    INCORPORATION OF PRIOR AGREEMENTS;
              AMENDMENTS.......................................... 34

SECTION 22    NOTICES............................................. 35

SECTION 23    WAIVERS............................................. 35

SECTION 24    HOLDING OVER........................................ 35

SECTION 25    CUMULATIVE REMEDIES................................. 36

SECTION 26    COVENANTS AND CONDITIONS............................ 36

SECTION 27    BINDING EFFECT; CHOICE OF LAW....................... 36

SECTION 28    SUBORDINATION....................................... 36
              28.1 Generally...................................... 36
              28.2 Execution of Documents......................... 37

SECTION 29    ATTORNEY'S FEES..................................... 37

SECTION 30    LESSOR'S ACCESS..................................... 37

SECTION 31    AUCTIONS............................................ 38

SECTION 32    SIGNS............................................... 38

SECTION 33    MERGER.............................................. 38

SECTION 34    GUARANTOR........................................... 39

SECTION 35    QUIET POSSESSION.................................... 39

SECTION 36    MULTIPLE-TENANT BUILDING............................ 39

SECTION 37    SECURITY MEASURES................................... 40

SECTION 38    EASEMENTS........................................... 40

SECTION 39    PERFORMANCE UNDER PROTEST........................... 40

-----------------

                                                                 Page
                                                                 ----
SECTION 40    AUTHORITY........................................... 41

SECTION 41    CONFLICT............................................ 41

SECTION 42    OPTIONS............................................. 41
              42.1 Definition..................................... 41
              42.1 Assignment..................................... 41
              42.3 Multiple Options............................... 41
              42.4 Effect of Default on Options................... 41

SECTION 43    OPTIONS OF LESSOR AND LESSEE........................ 42
              43.1 Addition Purchase Option....................... 42
              43.2 Lessee's Lease Extension Options............... 44
              43.3 Qualifications of Options...................... 45

SECTION 44    DETERMINATION AND FAIR
              MARKET RENTAL VALUE................................. 45
              44.1 Fair Market Rental Value....................... 45
              44.2 Arbitration Procedures......................... 45

SECTION 45    HAZARDOUS MATERIALS................................. 47
              45.1 Covenants of Lessee............................ 47
              45.2 Hazardous Material Definition.................. 50
              45.3 Governmental Regulations Defined............... 51
              45.4 Underground Storage Tanks...................... 51
              45.5 Groundwater Monitoring......................... 51
              45.6 Survival....................................... 52

SECTION 46    LIENS............................................... 52

SECTION 47    LESSOR'S RIGHT TO DEVELOP EXCESS LAND............... 52
              47.1 Release of Excess Land......................... 52
              47.2 Development of Excess Land..................... 52

SECTION 48    FOREIGN BUYERS...................................... 53
              48.1 Lessee's right to Consent...................... 53
              48.2 Lessor's Obligations........................... 54

SIGNATURES    .................................................... 55

-----------------

                                                           Page of
EXHIBITS                                               First Reference
----------                                             ---------------

"A"            Legal Description                               1
"B"            Special Improvements                            2
"C"            Released Land                                  52

                                 DEED OF LEASE
                                      AND
                               SPECIAL NET LEASE

                                   SECTION 1

                                    PARTIES

          THIS DEED OF LEASE, dated, for reference purposes only, as of March 29, 1990, is made by and between UMT RESTON, INC., a Delaware corporation (herein called "Lessor") and UNISYS CORPORATION, a Delaware corporation (herein called "Lessee").

          This Lease is entered into pursuant to that certain Agreement of Purchase and Sale dated as of March 29, 1990 ("Purchase Agreement") between Lessee, as Seller, and Lessor, as Buyer, for the purpose of leasing back to Lessee the property acquired by Lessor pursuant to the Purchase Agreement.


                                   SECTION 2

                                   PREMISES

          Lessor hereby demises and leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, that certain property (collectively, "Premises") described herein:

          2.1  Land. The land located at 12010 Sunrise Valley Drive, Reston,
               ----
County of Fairfax ("County"), Commonwealth of Virginia ("State"), more particularly described on Exhibit "A" attached hereto (the "Land").
                          ----------

          2.2  Improvements. All buildings, parking facilities and other
               ------------
improvements now on the Land (the "Improvements").

          2.3  Fixtures. All fixtures and trade fixtures attached to or
               --------
appurtenant to the Improvements, including but not limited to the following: the heating, ventilation and air conditioning systems, which include all boilers, pumps, compressors, chillers, cooling towers, ducting and hot and cold water plumbing, whether located in the interior or exterior walls, floors and ceilings of the Improvements, on the rooftop of the Improvements or on the Land outside the Improvements; the plumbing systems, which includes all piping, hot and cold water systems, sewer and water supply and plumbing fixtures; any cafeteria fixtures; the electrical system, which includes all transformers, circuitry and wiring; all lighting fixtures; and any fire alarm and sprinkler systems. Notwithstanding anything to the contrary contained herein, the parties agree and acknowledge that those certain fixtures and improvements ("Special Improvements") described on Exhibit "B". attached hereto were not purchased by
                            ----------
Lessor pursuant to the Purchase Agreement and remain the property of Lessee. Based thereupon, the Special Improvements do not constitute a portion of the Premises for purposes of this Lease.

          2.4  Other Interests. All right, title and interest of the Lessor in
               ---------------
and to any easements, rights-of-way or other interest in, on, or to any land, highway, street, road or avenue open or proposed in, on, across, in front of, abutting or adjoining the Land.


                                   SECTION 3

                                     TERM

          3.1  Term. The term of this Lease shall be for fifteen (15) years,
               ----
with four (4) five (5) year options to extend in accordance with Paragraph 43.2 (which extensions, when made, shall be deemed part of the term of this Lease). The term shall commence on March 30, 1990 (the "Commencement Date") and shall end on the last day of the calendar month in which the fifteenth (15th) anniversary falls (subject to extension in accordance with Paragraph 43.2).


                                   SECTION 4

                                     RENT
                                     ----
          4.1  Description. Lessee shall pay to Lessor or as Lessor shall direct
               -----------
as rent for the Premises, monthly rental ("Monthly Basic Rent") in the amount of $ _____________, as adjusted pursuant to Paragraph 4.2, in advance, on the first day of each month of the term hereof. Rent for any period during the term hereof which is less than one (l) month shall be a pro rata portion of the Monthly Basic Rent (based on the number of days in such month), as adjusted. Rent shall be payable without deduction or offset of any kind to Lessor at the address stated herein or to such other persons or at such other places as Lessor may from time to time designate in writing. Lessor or Lessor's agent shall, on a monthly basis, ten (10) days before the next installment of Monthly 8asic Rent is due, send Lessee a written statement stating the amount of the installment of Monthly Basic Rent next due, but Lessee shall still be obligated to pay the rent therein specified to be paid notwithstanding Lessor's failure to send such notice at the time specified.

          4.2  Rent Adjustment. The Monthly Basic Rent shall be adjusted as
               ---------------
follows:

          (a) Commencing on the first day of the second Lease Year (as hereinafter defined) and, subject to the terms of Section 4.2(b), on the first day of every Lease Year thereafter during the term of this Lease, the Monthly Basic Rent shall be increased by ________________ percent (%). For purposes of this Lease, the term "Lease Year" shall mean each twelve-month period during the term of this Lease commencing on April 1 and ending on the following March 31. Notwithstanding the immediately preceding sentence, in no event shall the Monthly Basic Rent be increased on the first day of any Lease Year in which the Monthly Basic Rent is increased pursuant to Paragraph 4.2(b) unless the Monthly Basic Rent which would be in effect were such Monthly Basic Rent increased pursuant to this Paragraph 4.2(a) exceeds the Monthly Basic Rent which would be in effect were such Monthly Basic Rent increased pursuant to Paragraph 4.2(b).

          (b) On the first day of April, 1995 and on the first day of April, 2000 (each, an "Adjustment Date"), the Monthly Basic Rent shall be increased as set forth in this Paragraph 4.2(b), but only to the extent that the Monthly Basic Rent, as so increased pursuant to this Paragraph 4.2(b), exceeds the Monthly Basic Rent which would otherwise be in effect were the Monthly Basic Rent increased on such adjustment date as set forth in Paragraph 4.2(a). Such rent increase shall be based on the increase, if any, in the Consumer Price Index for All Items, All Urban Consumers for the U.S. City Average (1982-84-100) ("CPI") published monthly by the United States Department of Labor Bureau of Labor Statistics ("Index"), for the-Comparison Month (described below) in comparison to the Index published for December, 1989 ("Base Month"). The Base Month Index shall be compared with the Index for the calendar month four (4) months prior to the Adjustment Date ("Comparison Month"). If the Index for any Comparison Month is 7 higher than the Base Month Index, then, subject to the terms of this Paragraph 4.2, the Monthly Basic Rent next due shall equal the Monthly Basic Rent due for April, 1990 increased by a percentage which shall be calculated by dividing the Base Month Index into that number which represents the difference between the Base Month Index and the Index for such Comparison

     Month ("Percentage Rent Increase"); provided, however, that in no event
                                         --------  -------
     shall such percentage exceed _______% for the adjustment to be made at the end of the fifth Lease Year and ________% for the adjustment to be made at the end of the tenth Lease Year. If the Index for any Comparison Month is lower than the Base Month Index, then the terms of this Paragraph 4.2(b) shall not apply to such Adjustment Date.

Should said Bureau discontinue the publication of the above Index, or publish the same less frequently, or alter the same in some other manner, then Lessor and Lessee shall reasonably agree upon adoption of a substitute index or substitute procedure which reasonably reflects and monitors consumer prices. If Lessor and Lessee are unable to agree on such substitute index or procedure by the "Specified Date" (as defined in Paragraph 44.2), such matter shall be decided by arbitration in accordance with Section 44 hereof.

          4.3  Rent. Monthly Basic Rent and the amounts required to be expended
               ----
by Lessee pursuant to Paragraphs 7.1 and 9.1 hereof and elsewhere in this Lease sometimes are hereinafter collectively referred to as "Rent."


                                   SECTION 5

                            RIGHT OF FIRST REFUSAL

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                          [Page intentionally blank]

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                                      -6-

                                   SECTION 6

                                      USE

          6.1  Use.  The Premises shall be used consistently with any legal and
               ---
permitted uses in accordance with applicable zoning ordinances.

          6.2  Compliance with Law.
               -------------------

               (a) Lessor makes no warranty to Lessee regarding whether the Premises violate any covenants or restrictions of record, or any applicable building or zoning code, regulation or ordinance in effect during the term of this Lease.

               (b) Lessee shall, at Lessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements in effect during the term or any part of the term hereof, whensoever arising, regulating the use by Lessee of the Premises (or any portion thereof). Lessee shall not use or permit the use of the Premises (or any portion thereof) in any manner that will tend to create waste (as determined under applicable law) or a nuisance or which shall tend to disturb any other tenant.

          6.3  Acceptance of Possession and Condition of Premises. Lessee's
               --------------------------------------------------
acceptance of possession of the Premises on the commencement of the term shall constitute acceptance by Lessee of the Premises in its then existing, "AS-IS" condition, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use or condition of the Premises and all applicable covenants or restrictions or record. Lessee acknowledges that neither Lessor, nor any person acting on behalf of Lessor, has made any representation or warranty whatsoever concerning the condition of the Premises or the present or future suitability of the Premises for the conduct of Lessee's business.

               Lessee acknowledges that (a) it was the owner of the Premises prior to the Commencement Date and it accepts the Premises in the condition and with all defects and contamination, if any, existing as of the Commencement Date, and (b) Lessee shall have complete responsibility for compliance with all laws, orders, regulations and requirements with respect to the use of the Premises by Lessee. Lessor and Lessee understand and agree that the provisions of this Paragraph 6.3 shall survive the expiration or sooner termination of this Lease.


                                   SECTION 7

                     MAINTENANCE, REPAIRS AND ALTERATIONS

          7.1 Lessee's Obligations. As used in this Lease, the term "repair" shall include all necessary or appropriate replacements and all expenditures for capital repair, maintenance and replacement, including, but not limited to, any work with respect to the roof as set forth in Paragraph 45.1(c)(i) hereof. Lessee's obligation to maintain the Premises shall include the obligation to make all necessary or appropriate capital expenditures to repair and replace structural elements of the Premises such as, but not limited to, the floors, walls, ceilings and roofs. Lessee shall keep in good order, condition and repair (including all necessary or advisable capital replacements, including roof and
HVAC), the Premises and every part thereof, structural and non-structural (whether or not such portion of the Premises requiring repair or the means of repairing the same are reasonable or readily accessible to Lessee, and whether or not the need for such repairs or replacement occurs as a result of Lessee's use, prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all plumbing, heating, air conditioning, ventilating, electrical, lighting facilities and equipment within the Premises, fixtures, walls (interior and exterior), foundations, ceiling, roofs (interior and exterior), floors, windows, doors, plate glass and skylights located within the Premises, and all landscaping, driveways, parking lots, fences and signs located on the Premises, and to the extent that it or Lessor has or may have the legal obligation to do so, sidewalks and parkways adjacent to the Premises. In particular, and not in limitation of the terms of the immediately preceding sentence, Lessee will properly maintain in good repair the Phase 1 building boilers referenced in the Kellermeyer Dodfryt Hart, P.C. Engineering Report dated February 23, 1990, the
-----------------------------                           -----------------
Phase 1 building roof and the parking lot surfaces on the Property, all at Lessee ts expense. Within six (6) months after the date of this Lease, Lessee shall remove all flue pipe gaskets in the Phase 1 building mechanical penthouse which contain asbestos and properly dispose of same in accordance with applicable law, all at Lessee's expense. In the event Lessee performs repair or replacement work with respect to the roof, Lessee also agrees to perform all asbestos removal which may be necessitated by any such work, at its sole cost and expense. Except in the case of an emergency (and then only to the extent of such emergency), Lessee shall not perform any particular repair work without Lessor's prior written approval where such repair shall involve material alterations to the structural portions of the Improvements; the roof, the external facades of the Improvements or any building systems (e.g. air conditioning, heating, ventilation, electrical and mechanical
         ---
systems) provided however, if Lessor unconditionally refuses to approve such repair, Lessee's repair obligation shall be excused and the failure to make such repair shall not be a default hereunder. At the end of each year during the term of this Lease, as may be extended, Lessee shall promptly deliver to Lessor a report on the condition of the Premises, which report shall include a summary of all repairs performed during such year in excess of $100,000.00. Lessee's maintenance obligations shall specifically extend to the clean-up of all "Hazardous Materials. (as defined in Paragraph 45.2 below) occurring in, on or about the Premises.

          7.2  Surrender. No earlier than twelve (12) months nor later than six
               ---------
(6) months prior to the expiration or sooner termination of the term hereof or any extension term, as applicable, Lessee shall give Lessor notice ("Expiration/Termination Notice") of all alterations, improvements and additions contained within the Premises as of the date thereof. Within thirty (30) days after the date of such Expiration/Termination Notice, Lessor shall give Lessee Notice of the alterations improvements and/or additions which Lessee shall be required to remove as of the expiration or sooner termination of this Lease provided that either (a) Lessor indicated in its consent to such alteration, improvement or addition that Lessor reserved its right to require such removal or (b) Lessee failed to obtain Lessor's consent to such alteration, improvement or addition. On the last day of the term hereof, or any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as when received ordinary wear and tear excepted, free and clear of debris; provided that Lessee shall have removed all "Hazardous Materials" (as defined in Paragraph 45.2) from the Premises and all Special Improvements from the Premises (which Lessor requires Lessee to remove) in a manner which complies with all "Governmental Regulations" (as defined in Paragraph 45.3); provided, further that Lessee shall be required to remove all other fixtures, tenant improvements, equipment and furnishings which Lessor requires, within sissy (60) days after the delivery of Lessor's notice to so remove. Lessee shall repair any damages to the Premises occasioned by the installation or removal of the Special Improvements and Lessee's tenant improvements, trade fixtures, furnishings and equipment or occasioned by Lessee's removal of all Hazardous Materials.

Except for the removal of all Hazardous Materials, if the cost of repairing the damage to the Premises occasioned by any other removal would be prohibitive, in Lessee's reasonable determination, Lessee shall deliver written notice thereof to Lessor within 10 days after the Lessor's notice to remove. In such event, Lessor shall then advise Lessee in writing within 10 days after receipt of Lessee's notice to either (a) remove the subject improvements up to but not including the shell portion of the Premises, or (b) leave the Premises as they are, or (c) remove such improvements without repair to the Premises. Notwithstanding anything to the contrary otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing on the Premises in good operating condition, normal wear and tear excepted.

          7.3  Lessor's Rights.  If Lessee fails to perform Lessee's obligations
               ---------------
under Paragraph 9 (relating to destruction of the Premises), or under any other paragraph in this Lease within fifteen (15) days after Lessor's written notice to Lessee of such failure or, if such obligations cannot be performed within such time period (taking into account the possible need to prepare plans, obtain bids, obtain permits or permit fabrication by contractors), Lessee has not commenced to perform in due diligence and expedience and does not diligently prosecute such obligations to completion, Lessor may at its option (but shall not be required to) enter upon the Premises after reasonable notice to Lessee and compliance with then-applicable governmental security requirements and Lessee's reasonable rules and regulations with respect to classified areas (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the maximum rate then allowable by law shall become due and payable as additional rent to Lessor together with Lessee's next rent installment.

          7.4  Lessor's Obligations.  Except for the obligations of Lessor under
               --------------------
Paragraph 9 (relating to destruction of the Premises) and under Paragraph 14 (relating to condemnation of the Premises), it is intended by the parties hereto that Lessor have no obligation, in any manner whatsoever, to repair or maintain the Premises nor the buildings located thereon nor the equipment therein, whether structural or non-structural, all of which obligations are intended to be that of the Lessee under Paragraph 7.1 hereof. Lessee expressly waives, to the extent permitted under applicable law, the benefit of any statute now or hereinafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair.

          7.5  Alterations Improvements and Additions.
               --------------------------------------

               (a) Lessee shall not have the right to make any alteration, improvement or addition to that part of the Premises which is Excess Land (as defined in Paragraph 47.1). Subject to the foregoing, Lessee shall not, without Lessor's prior written consent, which consent shall not unreasonably be withheld, make any alterations, improvements or additions to the Premises or the building structures, including but not limited to the walls (exterior and interior) and roof (exterior and interior); to the exterior appearance of the buildings; or to the utilities and building systems servicing the Premises and shall not take any action or make any filings with Fairfax County or any other governmental entity which would affect the zoning of, or development rights related to, the Premises. Notwithstanding the foregoing, Lessee may make any non-structural alterations, improvements and additions to the Premises without Lessor's prior written consent including "Utility Installations" (which shall mean carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing); provided, that (i) the cost of constructing said alterations, improvements and additions do not exceed $100,000.00 per alteration (which amount may be adjusted by the parties hereto in writing from time to time), (ii) said alterations do not materially alter the ratio of office and non-office space contained in the Premises or the general ratio of uses of the Premises, and (iii) Lessee promptly provides to Lessor after completion thereof "as-built" plans and specifications of the alterations. Lessor may require that Lessee remove any or all of said alterations, improvements or additions costing in excess of $100,000.00 (which amount may be adjusted in writing by mutual agreement of the parties hereto from time to time), Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanics' and materialmen's liens and to insure completion of the work. Except for those items not requiring Lessor's approval, should

          Lessee make any alterations, improvements or additions of the types specified hereunder, without the prior written approval of Lessor, Lessor may require that Lessee remove any or all of the same.

               (b) Any alterations, improvements or additions to the Premises that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee with all conditions of said permit in a prompt and expeditious manner. Subject to the provisions of this Paragraph 7.5, Lessor agrees to cooperate with Lessee in connection with any alteration, improvement or addition to the Premises by Lessee including, without limitation granting necessary ingress/egress, utility and/or signage easements that do not unreasonably interfere with the use of the Excess Land by Lessor, provided that Lessor shall not be required to expend any funds in connection therewith. Lessee shall have the right to two access points to Sunrise Valley Drive of similar quality to the access as it exists on the Commencement Date. Lessee shall have the right to signage similar to that existing on the Commencement Date, subject to governmental regulations, provided that Lessee shall not be required to reduce such signage in order to accommodate signage on Released Land (as defined in Paragraph 47.1).

               (c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. In addition to obtaining Lessor's consent pursuant to this Paragraph 7.5, Lessee shall give Lessor not less than ten (10) days notice prior to the commencement of any work in the Premises reasonably estimated to cost in excess of $250,000.00, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall in good faith contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien, claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien, claim or demand. Lessor may require Lessee to pay Lessor's attorneys fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

          (d) Unless Lessor requires their removal, as set forth in Paragraph 7.5(a), all alterations, improvements (including standard office partitions and suspended tile ceilings), additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee) which may be made on the Premises, shall become the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this Paragraph 7.5(d), Lessee's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises (except if Lessee demonstrates that the same can be removed by Lessee and such damage repaired and restored to Lessor's reasonable satisfaction at Lessee's sole cost and expense, and Lessee makes such repair and restoration) and other than that which is described as a fixture in Paragraph 2.3 and thus is a component of the Premises, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of Paragraph 7.2.

          (e) Upon Lessee's completion of any work of alteration, improvement or addition described herein, Lessee shall promptly deliver to Lessor copies of all plans and specifications prepared in connection with such work of alteration, improvement or addition.

                                   SECTION 8

                             INSURANCE; INDEMNITY

     8.1  Insuring Party.  Lessee shall, as additional rent for the Premises,
          --------------
pay the cost of all insurance required hereunder.

     8.2  Liability Insurance.  Lessee shall at Lessee's expense obtain and keep
          -------------------
in force during the term of this Lease a policy of combined single limit, bodily injury and property damage insurance insuring Lessor and Lessee against any liability arising out of the use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than $5,000,000 per occurrence which names Lessor as an additional insured thereunder. The policy shall insure performance by Lessee of the indemnity provisions of this Paragraph 8. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. Lessee shall deliver to Lessor evidence satisfactory to Lessor of the timely payment by Lessee of the premiums for such insurance.

     8.3  Property Insurance.
          ------------------

          (a) Lessee shall obtain and keep in force during the term of this Lease policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof including all improvements, as the same may exist from time to time, but in no event less than the total amount required by Lessor from time to time, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood, earthquake, and special extended perils ("tall risk" as such term is used in the insurance industry). A stipulated value or agreed amount endorsement deleting the coinsurance provision shall be procured with said insurance. Said insurance policy or policies must be approved by the Lessor, whose approval will not be unreasonably withheld. Said insurance shall name Lessor as a named insured and provide for payment of loss thereunder to Lessor or to the holders of mortgages or deeds of trust on the Premises as their interests may appear. The Lessee shall, in addition, obtain and keep in force during the term of this Lease a policy of business interruption insurance covering a period of one year, with loss payable to Lessee, which insurance shall also cover all rental payments, real estate taxes and insurance costs for said period. An automatic increase in insurance endorsement causing the increase in annual property insurance coverage by two percent (2%) per quarter will be required only if Lessee no longer maintains a replacement cost insurance policy. If the Lessee shall fail to procure and maintain said insurance the Lessor may, but shall not be required to, procure and maintain the same, but at the expense of Lessee. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $250,000.00 per occurrence or some other limit as is mutually agreed upon between Lessor and Lessee from time to time, and Lessee shall be liable for such deductible amount.

          (b) If the Premises are a part of a larger building, or if the Premises are part of a group of buildings owned by Lessor which are adjacent to the Premises, then Lessee shall pay for any increase in the property insurance of such other building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

     8.4  Insurance Policies.  Insurance required hereunder shall be with
          ------------------
companies (which may be part of an association of companies) admitted in the State in which the Premises are located and holding a "General Policyholders Rating'' of at least A and a financial rating of twelve (12) or better, or such other rating as may be required by a lender having a lien on the premises, as set forth in the most current issue of "Best's Insurance Guide". In lieu of separate policies, the Lessee may maintain blanket or umbrella policies if such policies provide the same coverage required herein with protection against each risk not reducible by claims for other risks to amounts less than that specified herein. The Lessee shall deliver to Lessor certificates of such insurance required hereunder (evidencing that the insurance requirements hereof have been met) promptly upon Lessee's receipt of each renewal thereof. Promptly upon the execution of this Lease, Lessee shall deliver to Lessor certificates of insurance evidencing the existence and amounts of such insurance and the compliance of such insurance with the requirements of Section 8. No such policy shall be cancellable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice by the insurer to Lessor. Thirty (30) days prior to the expiration of such policies and upon Lessor's request, Lessee shall furnish Lessor with renewals or "binders" thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee upon demand. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Paragraph 8. If Lessee does or permits to be done anything which shall increase the cost of the insurance policies referred to in Paragraph 8.3, then Lessee shall pay such additional premium or forthwith upon Lessor's demand reimburse Lessor for any additional premiums attributable to any act or omission or operation of Lessee causing such increase in the cost of insurance.

     8.5  Waiver of Subrogation.  Lessee and Lessor each hereby release and
          ---------------------
relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against under Paragraph 8.3, which perils occur in, on or about the Premises, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. Lessee and Lessor shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease and shall procure the consent of such carrier or carriers to the foregoing mutual waiver of subrogation. All policies of insurance required hereunder shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent such rights are waived hereunder or have otherwise been waived by the insured prior to the occurrence of injury or loss.

     8.6  Indemnity.  Lessee shall indemnify and hold harmless Lessor from and
          ---------
against any and all claims arising from Lessee's use of the Premises or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, including Lessee covenants with respect to use, management, transportation or other activities involving Hazardous Materials, or arising from any negligence of the Lessee, or any of Lessee's agents, contractors, or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor. Lessee shall be entitled to timely notice and reasonable cooperation from the Lessor, as well as to control of the defense and settlement of all such claims.

     8.7  Exemption of Lessor from Liability.  Lessee hereby agrees that Lessor
          ----------------------------------
shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee,

Lessee's employees, customers, or any other person in or about the Premises, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the buildings of which the Premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible to Lessee. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the buildings in which the Premises are located.

                                   SECTION 9

          DAMAGE, DESTRUCTION, OBLIGATION TO REBUILD, RENT ABATEMENT

     9.1  Obligation to Rebuild.    In the event that some or all of the
          ---------------------
improvements constituting a part of the Premises or the Premises itself are damaged or destroyed, partially or totally, from an insured loss or earthquake or a loss which would have been insured but for the actions or failure to act of Lessee, its agents, employees or invitees, or from an uninsured loss which would cost less than One Million Dollars ($1,000,000. 00) to repair, as reasonably determined by an independent licensed architect retained by Lessor, then Lessee shall repair, restore and rebuild the Premises to its condition existing immediately prior to such damage or destruction and this Lease shall remain in full force and effect. Such repair, restoration and rebuilding (all of which are herein individually and collectively called "repair") shall be commenced within a reasonable time after such damage or destruction has occurred and shall be diligently pursued to completion. Lessee shall pay all costs of such repair in excess of the available insurance proceeds. The appearance of "Hazardous Material" (as defined in Paragraph 45.2 below) shall not be deemed an occurrence of damage or destruction which is subject to the terms of this Section.

          In the event of an uninsured loss for which Lessee does not have the obligation to repair, as set forth above, Lessor shall have the option, at its sole discretion, to contribute the uninsured amount and repair or contribute the uninsured amount and require Lessee to repair the Premises, in which event Lessee's obligation to pay rent shall not terminate during the period of reconstruction. Lessor shall notify Lessee of its election to require such repair within thirty (30) days after the date of occurrence of such damage. In the event Lessor elects not to repair the Premises, this Lease shall terminate as of the date of occurrence of such damage. Nothing herein shall obviate Lessee's obligations under Paragraph 8.

     9.2  Insurance Proceeds.  The proceeds of any insurance maintained under
          ------------------
Paragraph 8.3 hereof shall be paid to Lessor; however, such proceeds shall be made available to Lessee for payment of costs and expense of repair; provided, however, that such proceeds may be made available to Lessee subject to reasonable conditions, including, but not limited to architect's certification of cost, retention of a percentage of such proceeds pending recordation of a notice of completion and a lien and completion bond to insure against mechanics' or materialmen's liens (or compliance with such other applicable and comparable legal and customary procedures within the State for insuring against any such liens) arising out of the repair and to insure completion of the repair, all at the expense of Lessee.

     9.3  Damage Near End of Term.
          -----------------------

          (a) If the Premises are substantially damaged or destroyed, either partially or totally, during the last six (6) months of the term of this Lease or any extension term, Lessor or Lessee may at their option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other of their election to do so within ten
     (10) days after the date of occurrence of such damage; provided, that the parties shall not be permitted to exercise such election to cancel this Lease in the event such damage is not in excess of ten percent (10%) of the value of the Improvements and either (i) can be repaired within thirty (30) days, as determined by Landlord's independent, licensed architect, which determination shall be made as soon as reasonably possible and shall be conclusive on the parties or (ii) has in fact been repaired by Lessee at its sole cost and expense within thirty (30) days after the occurrence of the damage.

          (b) Notwithstanding Paragraph 9.3(a) to the contrary, in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after damage or destruction to the Premises, either total or partial, occurring during the last six (6) months of the term of this Lease or any extension term, which damage or destruction is covered by insurance required to be maintained under Section 8. If Lessee duly exercises such option during said twenty
     (20) day period, Lessee shall, in accordance with Paragraph 9.2, at Lessee's expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during said twenty (20) day period, then Lessor may, at Lessor's option, terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of said twenty
     (20) day period, notwithstanding any term or provision in the grant of Option to the contrary.

          (c) Notwithstanding anything express or implied to the contrary in the foregoing, if Lessee fails to exercise its option to extend pursuant to Paragraph 9.3(b), then Lessee's presence on the Premises shall not be deemed a holdover during a period of ninety (90) days after giving notice, provided that Lessee uses its best efforts to move its equipment from the Premises as soon as is reasonably possible, Lessee's presence is not in violation of any laws, and Lessee complies with Lessor's reasonable safety and insurance requirements.

     9.4  No Abatement of Rent.  Notwithstanding the partial or total
          --------------------
destruction of the Premises or any part thereof, and notwithstanding whether the casualty is insured or not, there shall be no abatement of rent or of any other obligation of Lessee hereunder by reason of such damage or destruction unless the Lease is terminated by virtue of any other provision of this Lease.

     9.5  Termination Advance Payments.   Upon termination of this Lease
          ----------------------------
pursuant to this Section 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Notwithstanding any right of Lessor to terminate this Lease prior to the expiration hereof, Lessee may elect, in writing, within ten (10) days of Lessor's notice of termination, to continue to possess the undamaged portions of the Premises (to the extent permitted by law), at the full rental prescribed herein and without the abatement of rent.

     9.6  Waiver.  Lessee waives the provisions of Va. Code Ann. (S) 55-226 and
          ------
any other statutes hereinafter enacted which relate to the abatement of rent, repair of premises and/or termination of leases when the premises leased are destroyed and agrees that such event shall be governed by the terms of this Lease.

                                  SECTION 10

                              REAL PROPERTY TAXES

     10.1 Payment of Taxes.  Lessee shall pay the real property tax, as defined
          ----------------
in Paragraph 10.2, applicable to the Premises (including the Excess Land as defined in Section 47) during the term of this Lease; provided, however, that if
                                                      --------  -------
at any time there exists any Released Land (as defined in-Section 47) Lessor shall pay to Lessee from time to time, within thirty (30) days after being billed therefor by Lessee, an amount equal to the sum of (a) the product of any real property tax previously paid by Lessee for any period during the term of this Lease attributable to the ''Land" portion of the Premises, including the Excess Land, multiplied by a fraction, the numerator of which shall be the number of square feet of land in the Released Land and the denominator of which shall be the number of square feet of land in the Premises, including the Excess Land, and (b) the product of any real property tax previously paid by Lessee for any period during the term of this Lease attributable to the "Improvements" portion of the Premises, including the Excess Land, multiplied by a fraction, the numerator of which shall be the number of square feet of interior space in all buildings on the Released Land and the denominator of which shall be the number of square feet of interior space in all buildings on the Premises, including the Released Land, to the extent not previously paid by Lessor. All such payments shall be made prior to the due date of such payment. Promptly after payment thereof, Lessee shall furnish Lessor with copies of receipted tax bills, to the extent received by Lessee, showing that such taxes have been timely paid. In the event Lessor receives the real property tax bill directly, Lessor shall make best efforts to notify Lessee of such obligation prior to a penalty attaching but in no event more than ten (10) days after receipt. If any such taxes paid by Lessee shall cover any period of time after the expiration of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Lessor shall reimburse Lessee to the extent required. If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee's next rent installment together with interest at the lesser of (a) the maximum rate then allowable by law or (b) 1.0% above the interest rate announced as its "prime" rate by Sovran Bank, N.A. per annum, for the first thirty (30) days such taxes remain unpaid and 4.0% above the interest rate announced as its "prime" rate by Sovran Bank, N.A., per annum thereafter. Immediately upon the execution of this Lease, Lessee shall request of all relevant taxing authorities that duplicate tax bills be sent to Lessor at the address set forth by Lessor's signature.

     10.2  Definition of "Real Property Tax".  As used herein, "real property
           ----------------------------------
tax" shall include the following:

          (a) any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Premises, so long as such are not levied or assessed as substitutes or in lieu of taxes to be paid by Lessor hereunder;

          (b) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real estate tax, including assessments, taxes, fees, levies and charges which may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Lessee and Lessor that all such new or adjusted assessments, taxes, fees, levies and charges be included within the definition of "real property taxes" for the purposes of this Lease;

          (c) Any assessment, tax, business, professional or occupational license tax, fee, levy or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the State, County or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by tenants of the Premises, or any portion thereof;

          (d) any assessment, tax, fee, levy or charge upon this transaction or any document to which Lessee is a party, creating or transferring an interest or an estate in the Premises;

          (e) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system instituted within the geographic area of which the Premises are a part;

          (f) reasonable legal, consultants' and other professional fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce real property taxes;

          (g) any rent taxes or gross receipt taxes (whether assessed against Lessee and collected by Lessor, or both);

          (h) any levy, assessment or charge by any governmental authority against the Premises or Lessor or Lessee as a consequence of the occurrence of "Hazardous Materials" (as defined in Paragraph 45.2 below) in, on or about the Premises, or the leaching or migration thereof to other properties.

          (i) any levy, assessment or charge against the Premises or Lessor or Lessee pursuant to any covenants, easements, agreements, reciprocal easement agreements or similar documents applicable to or affecting the Premises or Lessor or Lessee.

          It is the intent of the foregoing that such obligation shall include only such taxes which would be assessed on or against the Premises even were the Premises the only real property owned by Lessor, and shall not include taxes on Lessor's net income, franchise, estate, succession or inheritance taxes or taxes based upon capital levies.

          10.3 Personal Property Taxes.
               -----------------------

          (a) Lessee shall pay prior to the date due all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

          (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within thirty (30) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

                                  SECTION 11

                                   UTILITIES

     Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. Lessor will attempt to provide separate metering but if any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion to be reasonably determined by Lessor of all charges jointly metered with other premises.

                                  SECTION 12

                           ASSIGNING AND SUBLETTING

     12.1 Lessor's Consent Required.  Lessee shall not voluntarily or by
          -------------------------
operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold. Notwithstanding the immediately preceding sentence, Lessee may grant the U.S. Government licenses to have U.S. Government employees operate out of the Premises in connection with the performance by Lessee of Lessee contracts with the U.S. Government, but such licenses shall automatically terminate as to the Premises and any part thereof upon the termination of Lessee's right to occupy the Premises or such part pursuant to this Lease. Lessor shall respond to Lessee's request for consent hereunder within fifteen (15) business day's after the Lessee shall have furnished Lessor with a copy of the proposed sublease or assignment, reasonable detail regarding the identity of the proposed sublessee or assignee and the business terms of the proposed sublease or assignment and such other financial and other information as Lessor may request. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall constitute a breach of this Lease.

     12.2 Lessee Affiliate.  Notwithstanding the provisions of Paragraph 12.1
          ----------------
hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in full, the obligations of Lessee under this Lease and provided further that Lessee delivers to Lessor written notice of such assignment within five (5) business days after the occurrence thereof. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

     12.3 No Release of Lessee.    Regardless of Lessor's consent, no
          --------------------
subletting or assignment shall release Lessee's obligation or alter the primary liability of Lessee to pay the Rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of Rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof! Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. Lessor may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Lessee, with Lessee's prior written approval, which approval shall not be unreasonably withheld or delayed. In the event Lessee does not respond to Lessor in writing within ten (10) days after a written request for its consent hereunder, Lessee conclusively shall be deemed to have consented. Any such approved change or amendment shall not relieve Lessee of liability under this Lease.

     12.4 Attorneys Fees.  In the event Lessee shall assign or sublet the
          --------------
Premises or request the consent of Lessor to any assignment or subletting, then Lessee shall pay Lessor's actual attorneys' fees incurred in connection therewith, such attorneys' fees not to exceed $1,000.00 for each such request.

                                  SECTION 13

                              DEFAULTS; REMEDIES

     13.1 Defaults.  The occurrence of any one or more of the following events
          --------
shall constitute a material default and breach of this Lease by Lessee:

          (a) The vacating or abandonment of the Premises by Lessee; provided, however, that a vacation or abandonment of the Premises by Lessee shall not constitute a material default and breach of this Lease so long as Lessee complies with all of its obligations contained in this Lease and, in addition, provides, in a manner satisfactory to Lessor, for adequate security and other measures deemed necessary or desirable by Lessor for the maintenance of the Premises in good order, condition and repair due' to the vacation or abandonment of the Premises by Lessee.

          (b) The failure by Lessee to make any payment of Rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Lessor to Lessee that such amount is past due. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit (or similar notice under applicable law) pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the 10-day notice required by this subparagraph. Notwithstanding anything express or implied to the contrary in the foregoing, to the extent Lessee has not received from Lessor notice of the recalculation of the Monthly Basic Rent as set forth in Paragraph 4.1 above, Lessee's payment of the Monthly Basic Rent due for the prior month shall not constitute a default hereunder, provided that Lessee pays any deficiency due within ten (10) days after receipt of the notice of recalculation of the Monthly Basic Rent.

          (c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in Paragraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice hereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

          (d) (i) The making by Lessee of any general arrangement-or assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless in the case of a petition filed against Lessee, the same is dismissed within one hundred twenty (120) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within one hundred twenty (120) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure i not discharged within one hundred twenty (120) days. However, in the event that any provision of this Paragraph 13.1(d) is contrary to any applicable law, such provision shall be of no force or effect.

          (e) The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligation hereunder, and any of them, was materially false.

          (f) The violation of Section 411 of the Employee Retirement Income Security Act of 1974 ("ERISA") by Lessee or the causing of such a violation by Lessee.

          (g)  The breach of the representations or covenants contained in
     Section 45, the appearance, handling, use, presence, transport or disposal of any

     "Hazardous Material" (as defined in Paragraph 45.2 below) on or about the Premises not in compliance with all "Governmental Regulations" (as defined in Paragraph 45.3 below) applicable thereto, and the failure of Lessee to diligently and faithfully pursue and keep in place the clean-up and/or remedial measures which may be required from time-to-time by any governmental authority.

     13.2 Remedies.  Upon occurrence of a material default, Lessor shall have
          --------
the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Lessor may resort cumulatively or in the alternative:

          (a) Lessor may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Lessor does not terminate this Lease, and Lessor shall have the right to collect Monthly Basic Rent when due;

          (b) Lessor may terminate Lessee's right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Lessee shall be liable immediately to Lessor for all reasonable costs Lessor incurs in reletting the premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning, redecorating, and preparing the Premises to be re-let and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Lessor other than giving written notice to Lessee shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Lessor's initiative to protect Lessor's interest under this Lease shall not constitute a termination of Lessee. right to possession. Upon termination, Lessor shall have the right to remove all of Lessee's personal property and store same at Lessee's cost and to recover from Lessee as damages:

               (1) The worth at the time of award or any unpaid Monthly Basic Rent and other sums due and payable which had been earned at the time of termination; plus

               (2) The worth at the time of award Ct the amount by which the unpaid Rent and other sums which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Lessee proves could have been reasonably avoided; plus

                    (3) The worth at the time of award of the amount by which
               the unpaid Rent and other sums due for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Lessee proves could be reasonably avoided; plus

                    (4) Any other amounts reasonably necessary to compensate
               Lessor for all the detriment proximately caused by Lessee's failure to perform Lessee's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Lessor: (i) in retaking possession of the premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new lessee or lessees; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                    (5) At Lessor's election, such other amounts and remedies in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State including, without limitation, the remedies provided by Chapter 13 of Title 55 of the Code of Virginia, Ann., as amended from time to time.

                    The "worth at the time of award" of the amounts referred to in Paragraphs 13.2(b)(1) and 13.2(b)(2) is computed by allowing interest at the prime rate promulgated by Sovran Bank, N.A. plus one percent (1%) ("Interest Rate") on the unpaid Monthly Basic Rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Paragraph 13.2(b) (3) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Richmond at the time of award plus one percent (1%). Lessee waives redemption or relief from forfeiture under any present or future law, in the event Lessee is evicted or Lessor takes possession of the Premises by reason of any default of Lessee hereunder; or

               (c) Lessor may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee. No re-entry or taking possession of the Premises by Lessor pursuant to this Subparagraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Lessee.

          13.3  Default By Lessor. Lessor shall not be in default hereunder
                -----------------
unless Lessor fails to perform obligations required of Lessor in this Lease within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

          13.4  Late Charges. Lessee hereby acknowledges that late payment by
                ------------
Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, beginning with the third and all subsequent occurrences of any installment of rent or any other sum due from Lessee not being received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor, beginning with such third late payment, a late charge within ten (10) days after each such amount shall be due, equal to four percent (4%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent
Lessor from exercising any of the other rights and remedies granted hereunder.

          13.5  Impounds.  In the event that a late charge is payable hereunder,
                --------
whether or not collected, for three (3) installments of rent or any other monetary obligation of Lessee under the terms of this Lease during any twelve
(12) month period during the term hereof, Lessee shall pay to Lessor, if Lessor shall so request, in addition to any other payments required under this Lease, a monthly advance installment, payable at the first of each month, as estimated by Lessor, for real property tax and insurance expenses attributable to the Premises which are payable by Lessee under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such real property taxes and insurance premiums. If the amounts paid to Lessor by Lessee under the provisions of this paragraph are insufficient to discharge the obligations of Lessee to pay such real property taxes and insurance premiums as the same become due, Lessee shall pay to Lessor, upon Lessor's demand, such additional sums necessary to pay such obligations. All moneys paid to Lessor under this paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a default in the obligations of Lessee to perform under this Lease, then any balance remaining from funds paid to Lessor under the provisions of this paragraph may, at the option of Lessor, be applied to the payment of any monetary default of Lessee in lieu of being applied to the payment of real property tax and insurance premiums. After satisfaction of all monetary obligations of Lessee, Lessor shall refund to Lessee any funds collected hereunder that remain unspent at the expiration of Lease herein.

                                  SECTION 14

                                 CONDEMNATION

          If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than fifteen percent (15%) of the floor area of either building or the Premises, or more than fifteen percent (15%) of the available parking for the Premises such that minimum legal parking for the Premises can no longer be provided, is taken by condemnation,

Lessee may, at Lessee's option, to be exercised in writing only within ten (10) days after Lessor shall have given Lessee (or in the absence of such notice, condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession (unless, in the case of condemnation of more than fifteen percent (15%) of the parking for the Premises, the remaining parking can be re-striped by Lessor to provide the necessary parking to meet applicable zoning requirements or Lessor otherwise makes Lessee improved parking spaces in the same number exist, at such locations as are reasonably Lessee). with the available to as currently acceptable to Lessee). If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the building-taken bears to the total floor area of the building situated on the Premises. Lessee's rent shall be abated in the event that a portion of the unimproved area of the Premises is taken, based upon an equitable reduction in rent, as reasonably agreed upon in good faith by Lessor and Lessee, in accordance with the same procedures used at the commencement of this Lease for calculating fair market rental to reflect the decreased value of the Premises (and, therefore, the fair market rental) by virtue of such taking; provided, however, such calculation shall not result in a fair market value for the Premises that is less than the fair market value that would be calculated by subtracting the amount of the cash award (less all costs and expenses incurred by Lessor in connection with such condemnation) awarded to Lessor as a result of such condemnation from the fair market value of the Premises prior to such condemnation. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage to the Special Improvements and Lessee's trade fixtures and removable personal property and, to the extent specifically provided for in the award, moving expenses. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee and Lessor each shall pay one-half (1/2) of any amount in excess of such severance damages required to complete such repair provided however, if the condemnation award is made during the last year of the term hereof, or the last year of any extension term then such excess shall be the responsibility of Lessor.

                                  SECTION 15

                              ESTOPPEL STATEMENT

          15.1 Lessee Estoppel. Lessee shall at any time upon not less than ten
               ---------------
(10) days' prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any (ii)--that Lessee has no right of first refusal or other option to purchase the Premises except pursuant to Paragraph 5 hereof (and confirming that Lessee has waived such right, if such is the case), and (iii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

          15.2 Failure to Deliver Lessee Estoppel. Without limiting Lessor's
               ----------------------------------
remedies, Lessee's failure to deliver such statement within such time shall, at Lessor's option, be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, and (iii) that not more than one month's rent has been paid in advance.

          15.3 Financial Information. If Lessor desires to finance, refinance,
               ---------------------
or sell the Premises, or any part thereof. Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as Lessee shall have prepared in the ordinary course and as may be reasonably required by such lender or purchaser. Such statements shall include the past three years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

          15.4 Lessor Estoppel. Lessor shall-provide to Lessee from time to time
               ---------------
upon not less than ten (10) days prior
notice from Lessee, an estoppel statement in the form described in Paragraph
15.1 (but not subject to 15.2).

                                  SECTION 16

                              LESSOR'S LIABILITY

          Lessor and Lessee agree that this is a "Triple-Net" lease and that all costs, taxes, repairs, expenses capital or otherwise incurred by or imposed on the Premises or the Ownership thereof shall be paid by and be the responsibility of Lessee. The term "Lessor" as used herein shall mean only the owner or owners, at the time in question, of the fee title to the Premises. In the event of any transfer of such title or interest, the Lessor herein named (and in case of any subsequent transfers, the then current Lessor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then current Lessor at the time of such transfer, in which Lessee has an interest, shall be delivered to the Lessor to whom the assignment is being made. The obligations contained in this Lease to be performed by Lessor shall, subject to the foregoing, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

                                  SECTION 17

                                 SEVERABILITY

          The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way effect the validity of any other provision hereof.

                                  SECTION 18

                       INTEREST ON PAST-DUE OBLIGATIONS

          Except as expressly herein provided, any amount due to Lessor not paid when due or within the applicable cure period in Paragraph 13.1 shall bear interest at the lesser of the prime rate promulgated by Sovran Bank, N.A. plus one percent (1%) or the maximum rate then allowable by law from the date due (the "Interest Rate''). Payment of such interest shall not excuse or cure any default by Lessee under this Lease provided, however, that interest shall not be payable on late charges incurred by Lessee.

                                  SECTION 19

                                TIME OF ESSENCE

          Time is of the essence.

                                  SECTION 20

                                ADDITIONAL RENT

          Any monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed to be Rent.

                                  SECTION 21

                 INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS

          This Lease contains all agreements of the parties with respect to any matter mentioned herein other than the Purchase Agreement. No prior agreement or understanding pertaining to any such matter shall be effective, other than the Purchase Agreement. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the Lessor nor any employees or agents has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, as may be amended, and all other laws covering similar matters, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease. This Section is not meant to supersede any of the obligations or rights of Lessee and Lessor contained in or pursuant to the Purchase Agreement.

                                  SECTION 22

                                    NOTICES

          Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail and, if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor or Lessee may from time to time hereafter designate by notice to the other.

                                  SECTION 23

                                    WAIVERS

          No waiver by Lessor or any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent: to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

                                  SECTION 24

                                 HOLDING OVER

          If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy at sufferance upon all the provisions of this Lease pertaining to the obligations of Lessee, but all options and rights of first refusal, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said tenancy, and Lessee shall pay rent on a monthly basis in an amount equal to one hundred fifty percent (150%) of the most recently due Monthly Basic Rent as adjusted pursuant to Paragraph 4.2, plus an amount of all additional rent which would be required to be paid hereunder. Further, Lessee shall also be liable to Lessor for all damages arising as a result of such "holding over", including compensation for the loss of prospective tenants.

                                  SECTION 25

                              CUMULATIVE REMEDIES

          No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

                                  SECTION 26

                           COVENANTS AND CONDITIONS

          Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

                                  SECTION 27

                         BINDING EFFECT; CHOICE OF LAW

          Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Section 16, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State wherein the Premises are located.

                                  SECTION 28

                                 SUBORDINATION

          28.1  Generally. This Lease, at Lessor's option, may be subordinated
                ---------
to any ground lease, mortgage, deed of trust, or any other hypothecation or security interest now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed (including Lessee's Options under Section 5 and 43 hereof) if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

          28.2 Execution of Documents.  Lessee agrees to execute any documents
               ----------------------
required to effectuate any attornment, a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be (subject to the non-disturbance provisions above). Upon Lessee's failure to execute such documents within fifteen (15) days after Lessor's second written demand, specifying that Lessee has failed to respond to Lessor's first written demand, without limiting Lessor's other remedies, Lessor shall have the option to execute such documents on behalf of Lessee as Lessee's attorney-in-fact. Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's name, place and stead, to execute such documents in accordance with this Paragraph 28.2, provided however that Lessor shall not exercise such right unless Lessor shall first have given Lessee no less that thirty (30) days notice and so long as Lessor shall not thereafter have received notice of Lessee's objection to Lessor's exercise of such right.

                                  SECTION 29

                                ATTORNEY'S FEES

          If either party named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to its actual fees and costs for attorneys and other consultants.

                                  SECTION 30

                                LESSOR'S ACCESS

          Subject to compliance with then applicable governmental security requirements and Lessee's reasonable rules and regulations with respect to classified areas, Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times after reasonable notice for the purposes of inspecting the same, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Lessor may deem necessary or desirable (but without any obligation to do so) or which Lessee is required to perform under this Lease but Lessee has failed to perform, pursuant to the provisions of Paragraph 7.3 above, or for purposes of posting notices of non-responsibility. Subject to the same such limitations, Lessor may at any time place on or about the Premises any ordinary "For Sale" signs and Lessor may at any time during-the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Lessee.

                                  SECTION 31

                                   AUCTIONS

          Lessee shall not conduct, nor permit to be conducted either voluntarily or involuntarily, any public auction upon the Premises without first having obtained Lessor's prior written consent.

                                  SECTION 32

                                     SIGNS

          Lessee shall not place any additional sign upon the Premises without Lessor's prior written consent; provided, however, that with respect to the signs of Lessee (but not with respect to the signs of Lessee's successors or assigns) Lessor shall not be entitled to withhold its consent to the placement of Lessee's customary and usual signs and logos used by Lessee generally when it occupies office and industrial buildings. All signs placed by Lessee upon the Premises shall comply with applicable laws and regulations.

                                  SECTION 33

                                    MERGER

          The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

                                  SECTION 34

                                   GUARANTOR

          In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

                                  SECTION 35

                               QUIET POSSESSION

          Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf or Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Premises.

                                  SECTION 36

                           MULTIPLE TENANT BUILDING

          In the event that the Premises are part of a larger building or group of buildings, then Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care and cleanliness of the buildings and grounds, the parking of vehicles and the preservation of good order therein as well as for the convenience of other occupants and tenants of the buildings. The violations of any such rules and regulations shall be deemed a material breach of this Lease by Lessee.

                                  SECTION 37

                               SECURITY MEASURES

          Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of Lessee, its agents and invitees from acts of third parties.

                                  SECTION 38

                                   EASEMENTS

          Subject to Lessee's rights hereunder, Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications, for ingress, egress, utilities or other purposes consistent with the use of the Premises or as an accommodation to adjacent landowners, that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, as long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee or any Addition constructed by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor.

                                  SECTION 39

                           PERFORMANCE UNDER PROTEST

          If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the' provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudicated that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum, or so much thereof as it was not legally required to pay under the provisions of this Lease plus interest thereon at a rate per annum equal to the Interest Rate.

                                  SECTION 40

                                   AUTHORITY

          Each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity.

                                  SECTION 41

                                   CONFLICT

          Any conflict between the typewritten and handwritten provisions (initialed by the parties) shall be controlled by the handwritten provisions.

                                  SECTION 42

                                    OPTIONS

          42.1  Definition. As used in this Section, the word "Options" includes
                ----------
all of the following: (1) the right or option to extend the term of this Lease or to renew this Lease; (2) any option or right of first refusal to lease the Premises; (3) the right of first refusal granted pursuant to Section 5 hereof;
(4) the option or right to purchase and leaseback an Addition as described in Paragraph 43.1(a) hereof; or (5) the right to develop excess land as described in Section 47 hereof.

          42.2  Assignment.  Each Option granted to Lessee in this Lease may be
                ----------
assigned in conjunction with the assignment of Lessee's rights and obligations under this Lease in accordance with Section 12 above.

          42.3  Multiple Options. Notwithstanding anything contained in this
                ----------------
Lease to the contrary, in the event that Lessee has any multiple Options pursuant to this Lease, a later Option (of the same type) cannot be exercised unless the prior Option has been duly exercised.

          42.4  Effect of Default on Options.
                ----------------------------

                (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary,
          (i) during the time commencing from a default pursuant to Paragraph 13.1(b) or 13.1(c) and continuing until the default alleged in

                                  SECTION 43

                         OPTIONS OF LESSOR AND LESSEE

          43.1 Addition Purchase Option.
               ------------------------

                          [Page intentionally blank]

          43.2  Lessee's Lease Extension Options. Lessor hereby gives and grants
                --------------------------------
to Lessee the exclusive right and option to extend the term of this Lease for four (4) consecutive five (5) year extension terms. Each such extension option may only be exercised by written notice declaring Lessee's election to exercise the extension option: given to Lessor not less than one-hundred eighty (180) days prior to the expiration of the initial term or the then current extension term preceding such extension term. All of the terms, covenants and conditions of this Lease shall apply during such extension term, except that no more than four (4) consecutive five (5) year extension terms shall be permitted (e.g. a total possible extension of twenty (20) years), and except that the rent for each renewal term shall be determined as follows:

                (a) Promptly following the exercise of the extension option, the monthly fair market rental value of the Premises and Addition(s), if any, shall be determined. Lessor and Lessee hereby agree that such monthly fair market rental value shall be the Monthly Basic Rent payable for the first month of the extension term, subject to adjustment pursuant to Paragraph 4.2 hereof. However, such fair market rental value for the first month of the extension term shall exclude any Addition which is not purchased by the Lessor, as described in Paragraph 43.1 herein.

                (b) The adjustments to Monthly Basic Rent shall be in the same manner and at the same times as set forth in Paragraph 4.2 hereof. Notwithstanding the foregoing, in no event shall the rental payable for any month during an extension term be less than the rental payable for the first month of such extension term or the last month of the prior initial or extension term, as the case may be.

          43.3  Qualifications of Options. Lessor and Lessee recognize and agree
                -------------------------
herein that neither party during the last one hundred eighty (180) days of the Lease term described in Paragraph 3 herein or the then current extension term shall have option rights or privileges pursuant to this Section 43; provided, that such limitation shall not apply to subsequent extension options granted herein-where Lessee has timely exercised each prior extension option. If at the expiration of the Lease term, neither party has exercised its option as described herein, Lessor and Lessee shall be released of any and all responsibilities and obligations under this Section 43.


                                  SECTION 44

                              DETERMINATION AND
                           FAIR MARKET RENTAL VALUE

          44.1  Fair Market Rental Value. In each instance in this Lease where
                ------------------------
the fair market rental value of the Premises is to be determined, such determination shall be made in accordance with the procedures set forth in this
Section 44. The fair market rental value shall be based on a triple-net lease with tenants of the same quality as Lessee for comparable space in the Reston area of Fairfax County including market concessions, if any.

          44.2  Arbitration Procedures. Promptly following the giving of notice
                ----------------------
or other occurrence giving rise to the need to determine fair market rental value, the parties shall endeavor in good faith to determine such value. If Lessor and Lessee fail to reach agreement as to fair market rental value by the date twenty (20) days from the date of the giving of notice or other occurrence giving rise to the need to determine value ("Specified Date"), such determination shall be submitted to arbitration as follows:

               (a) Lessor and Lessee shall each appoint one arbitrator who shall by profession be a real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of commercial properties in the Northern Virginia area. The determination of the arbitrators shall be limited solely to the issue of whether Lessor's or Lessee's submitted figure for the fair market rental value is closest to the actual value as determined by the arbitrators, taking into account the requirements of this Section 44. Each such arbitrator shall be appointed within fifteen (15) days after the Specified Date.

               (b) The two arbitrators so appointed shall within fifteen (15) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth herein above for qualification of the initial two arbitrators.

               (c) The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Lessor's or Lessee' submitted values and shall notify Lessor and Lessee thereof.

               (d) The decision of the majority of the three arbitrators shall be binding upon Lessor and Lessee.

               (e) If either Lessor or Lessee fails to appoint an arbitrator within the time period specified herein above, the arbitrator appointed by one of them shall reach a decision, notify Lessor and Lessee thereof, and such arbitrator's decision shall be binding upon Lessor.

               (f) If the two arbitrators fail to agree upon and appoint a third arbitrator, both arbitrators shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association.

               (g) The cost of arbitration shall be paid by Lessor and Lessee equally.


                                  SECTION 45

                              HAZARDOUS MATERIALS

          45.1  Covenants of Lessee. Lessor and Lessee agree as follows with
                -------------------
respect to the existence or use of "Hazardous Material" (as defined in Paragraph
45.2 below) on the premises:

               (a) Lessee hereby makes the following representations and covenants to Lessor:

                    (i) Any handling, transportation, storage, treatment or use of Hazardous Material that has occurred on the Premises prior to the Commencement Date by Lessee, its employees, agents or tenants has been in compliance with all Applicable "Governmental Regulations" (as defined in Paragraph 45.3 below).

                    (ii) Subject to Paragraph 45.1(a)(iii) below, the Premises are, as of the Commencement Date, in compliance with all Governmental Regulations regulating the handling, transportation, storage, treatment, use and disposition of Hazardous Material.

                    (iii) To the best of Lessee's knowledge, the soil and ground water on or under the Premises is substantially free of Hazardous Material.

               (b) Lessee shall be responsible for all costs incurred in complying with all Governmental Regulations which relate to Hazardous Material on, in or about the Premises. Upon Lessor's reasonable determination that any such costs must be incurred, Lessee shall obtain for the benefit of Lessor a performance bond in an amount of such costs, as reasonably determined by Lessor, which Lessor may enforce in the event Lessee fails to comply with all remedial or clean-up requirements of such Governmental Regulations.

               (c) Lessee shall indemnify, defend and hold Lessor harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on the redevelopment of the Premises or the marketing of space therein, increased costs of demolition and removal of the improvements which are part of the Premises at the expiration or earlier termination of the Lease term, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term from or in connection with Lessee's failure to maintain the levels of any Hazardous Materials present on and/or under the Premises below the levels established by applicable Governmental Regulations. Lessee agrees that its indemnification of Lessor includes, without limitation, costs incurred in connection with (i) the removal of the asbestos, if any, in the roofing materials of the Premises (provided that (A) Lessor is required by Governmental Regulation to remove such asbestos or (B) Lessor removes same if it reasonably believes it constitutes a health hazard, in either case occurring prior to the expiration or sooner termination of this Lease); (ii) any liability for personal injury or other liability arising during the term of the Lease in whole or in part due to the presence of asbestos in the roofing materials; and (iii) any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in the soil or ground water on, in or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises results in any contamination of the Premises, Lessee shall promptly take all actions at its sole expense as are necessary to return the Premises to a condition which does not constitute contamination under applicable Governmental Regulations; provided that
          (x) Lessee is responsible for the introduction of such Hazardous Material on the Premises (which for the purposes of this Section 45 means that Lessee cannot prove by a preponderance of evidence that a third party is responsible therefor), and (y) Lessor's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not have any potential to cause a material adverse long-term or short-term effect on the Premises. The appropriate remediation plan to return the Premises to such level shall conclusively be determined by an environmental consultant designated by Lessor in its sole and absolute discretion. The parties hereto agree that to the extent there exists any inconsistencies between the indemnification set forth herein and the indemnification set forth in the Purchase Agreement, the indemnification set forth in this Paragraph 45.1 shall govern.

               (d) Except for small, inconsequential amounts stored in retail containers, within ten (10) days after the Commencement Date, Lessee shall deliver to Lessor a detailed list of all of the Hazardous Materials which Lessee is likely to use, keep store and/or maintain in or about the Premises. Lessee shall not cause or permit any other Hazardous Material to be brought upon, kept or used in or about the Premises by Lessee, its agents, employees, contractors or invitees or subtenants unless Lessee provides written notice thereof to Lessor and provides reasonable written evidence to Lessor (to Lessor's reasonable satisfaction) that such Hazardous Material is necessary or useful to Lessee's business and will be used, kept and stored in a manner that complies with all Governmental Regulations regulating any such Hazardous Material so brought upon or used or kept in or about the Premises.

               (e) Lessor and Lessee acknowledge that Lessor may become legally liable for the costs of complying with Governmental Regulations relating to Hazardous Material which may not be the legal responsibility of Lessee, including but not limited to the following:
          (i) a change in Governmental Regulations which relate to Hazardous Material which make that Hazardous Material which is present on the Premises, whether known or unknown to Lessee, a-violation of such new Governmental Regulation; and (ii) Hazardous Material that Lessee is unable to conclusively demonstrate (to a preponderance of the evidence) has migrated, flowed, percolated, diffused or in any way moved on, to or under the Premises after the Commencement Date from adjacent properties. Accordingly, Lessor and Lessee agree that compliance with Governmental Regulations (amended or enacted after the Commencement Date) relating to Hazardous Material on the Premises for which Lessor may be legally liable shall be the sole responsibility of Lessee and, to the event legally permissible, Lessee hereby assumes such responsibility and legal liability and forever releases and discharges Lessor from the same and agrees that any cost incurred by Lessor with respect to the same shall be paid by Lessee on demand as additional rental under the Lease and shall be subject to the terms of Paragraphs 45.1(b) and 45.1(c) above. Further, Lessee shall be solely responsible for Hazardous Material that in any way appears in, onto or under the Premises after the Commencement Date;
                           --------
          provided, however, that if Lessee can prove by a preponderance of evidence that a third party is responsible for said migration, flow, diffusion or appearance, Lessee shall be relieved of all responsibility therefor and provided further that Lessee shall not be
                         ------------------------------------------------------
          responsible for Hazardous Material that appears in, onto or under the
          ---------------------------------------------------------------------
          Premises from conduct which occurs after the termination of this
          ----------------------------------------------------------------
          Lease. In the event any such expense relating to Hazardous Material is
          -----
          subsequently recovered or reimbursed through insurance, or recovery from responsible third parties, or other action, Lessee shall be entitled to reimbursement to the extent it has paid such expense to which such recovery or reimbursement relates.

                (f) Lessee shall immediately notify Lessor of any inquiry, test, investigation, or enforcement proceeding concerning a Hazardous Material by or against Lessee or the Premises. Further, Lessee shall make available to Lessor upon demand, copies of any tests, investigations and studies undertaken by or at the request of Lessee relating to Hazardous Materials (including, if Lessee disputes its responsibility for the presence of any Hazardous Material on the Premises) Lessee's purchase orders and manifests to ascertain what Hazardous Materials have been brought by Lessee to the Premises. Lessee acknowledges that Lessor may, at its election and at Lessee's expense, negotiate, defend, approve, and appeal any action taken or order issued with regard to a Hazardous Material by an applicable Governmental Authority.

          45.2  Hazardous Material Definition. As used herein, the term
                -----------------------------
Hazardous Material means any hazardous or toxic substance, material or wastes which is or becomes regulated by any local governmental authority, the State or the United States Government. The term "Hazardous Material. includes, without limitation, any material or substance which is (i) petroleum, (ii) asbestos,
(iii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C.
(S) 1317), (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq. (42 U.S.C. (S) 6903), or (v) defined as a "hazardous substance. pursuant to Section
101. of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 EL seq. (42 U.S.C. (S) 9601).

          45.3  Governmental Regulations Defined. "Governmental Regulations"
                --------------------------------
means any laws, ordinances, rules, requirements, resolutions, policy statements and regulations (including, without limitation, those relating to land use, subdivision, zoning, environmental, toxic or hazardous waste, occupational health and safety, water, earthquake hazard reduction, and building and fire codes) of any governmental or quasi-governmental body or agency having jurisdiction over the Premises, Lessor or Lessee, bearing on the construction, alteration, rehabilitation, maintenance, leasing, use, operation or sale of the Premises.

          45.4  Underground Storage Tanks. At least every two (2) years during
                -------------------------
the term of this Lease, or any extension thereof, Lessee shall test the underground storage tanks located on the Premises for integrity and freedom from leakage. The tests shall be performed by a contractor with expertise in testing underground storage tanks and the written results of such tests shall be provided to Lessor. Lessee shall comply with the requirements set forth in 40 C.F.R. parts 280.40, 280.41 and 280.43 in connection with such tanks.

          45.5  Groundwater Monitoring. Within six (6) months after the date of
                ----------------------
this Lease, Lessee shall install on the Premises, at its own expense and in accordance with plans previously approved by Lessor (such approval not to be unreasonably withheld), applicable law and good industry practice, permanent groundwater monitoring wells or early-warning monitoring devices in connection with all underground tanks on the Premises. Any monitoring wells shall be of a minimum depth of thirty (30) feet and Lessee shall maintain such wells or monitoring devices in good repair throughout the term of this Lease. Lessee shall cause a testing organization previously approved by Lessor (such approval not to be unreasonably withheld) to take and analyze samples from such wells semi-annually (quarterly after any test which reveals the presence of Hazardous Materials) with a sampling range from ten (10) feet to the bottom of each well. All analyses performed pursuant to this Paragraph 45.5 should at least specifically check such samples for petroleum hydrocarbons using at least EPA method 418.1 (or a comparable replacement method).

          45.6  Survival.  The provisions of this Section 45 shall survive the
                --------
expiration or sooner termination of this Lease by either Lessor or Lessee.


                                  SECTION 46

                                     LIENS

          Lessee shall not suffer any lien to be recorded against the Premises as a consequence of a Hazardous Material, including any so-called state, federal or local "super fund" lien relating to the clean-up of a Hazardous Material in, on or about the Premises; provided, however, that in the event that a lien is recorded against the Premises as a result of any act of Lessee, Lessee shall promptly and diligently perform any and all acts necessary to cause the removal of such lien.


                                  SECTION 47

                     LESSOR'S RIGHT TO RELEASE EXCESS LAND

          47.1  Release of Excess Land. On and after one year after the
                ----------------------
Commencement Date, at any time and from time to time, Lessee shall, within ten
(10) days after receipt of a written request from Lessor, execute and acknowledge an instrument or instruments in recordable form reasonably acceptable to Lessor terminating this Lease with respect to all or any portion of the real property described on Exhibit "C" attached hereto (the "Excess
                                  -----------
Land"). Those portions of the Excess land released from time to time pursuant to this Paragraph 47.1 are hereinafter collectively referred to as the "Released Land". Lessor may exercise the right described in the immediately preceding sentence as many times as Lessor desires without exhausting such right. Upon the termination of this Lease with respect to the Released Land at any time, this Lease shall be deemed null, void and of no force and effect with respect to the Released Land and such Released Land shall not be considered part of the Premises. In no event shall the termination of-this Lease with respect to any Released Land cause or permit the reduction of any Rent otherwise due under this Lease.

          47.2  Development of Excess Land. Lessee acknowledges and understands
                --------------------------
that Lessor may further develop the Released Land following the termination of this Lease with respect to such Released Land. In connection with such development, Lessor shall have the right to construct, remove and/or relocate any and all roadways, driveways, utility lines and easements, whether located on the Premises, on the Excess Land, or the Released Land without the consent of Lessee; provided, however, that at all times Lessee shall have adequate pedestrian and vehicular access to, adequate utility service at, and adequate parking on, the Premises. Lessee agrees to execute and acknowledge, promptly upon request by Lessor, any instruments requested by Lessor reasonably necessary to evidence the subordination of this Lease to any new access, utility, temporary construction or other easements over the Premises reasonably requested by Lessor in connection with the development of the Released Land. Lessee further agrees to cooperate with Lessor in connection with all such development provided that Lessee shall not be required to expend any funds in connection therewith.


                                  SECTION 48

                                FOREIGN BUYERS

                          [Page intentionally blank]

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.


                                        UMT RESTON, INC.,
                                        a Delaware corporation

On March 29, 1990

Executed at Blue Bell, PA               By:   [SIGNATURE ILLEGIBLE]
                                            -----------------------------

                                        Title:         PRESIDENT
                                               --------------------------

Address:                                               "Lessor"

c/o Coldwell Banker Capital
Management Services
533 Fremont Avenue
Los Angeles, California 90071
Attn: Mr. Fred C Wasson

with a copy to:

c/o Coldwell Banker Capital
Management Services
533 Fremont Avenue
Los Angeles, California 90071
Attn: Mr. Ross E. Turner

                                        UNISYS CORPORATION,
                                        a Delaware corporation

On March 25, 1990


Executed at Blue Bell, PA               By:  /s/ James W. Olson
                                            --------------------------
                                                 James Olson
                                        Title:   Vice President

Address:                                             "Lessee"

Unisys Corporation
Township Line and
  Union Meeting Roads
P.O. Box 500
Blue Bell, Pennsylvania 19424-0001
Attn:  Real Estate Department

with a copy to:

Unisys Corporation
Law Department
Township Line and
  Union Meeting Roads
P.O. Box 500
Blue Bell, Pennsylvania 19424-0001